Filed Pursuant to Rule 424(b)(5)

Registration No. 333-261229

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated June 10, 2022)

Shineco, Inc.

14,985,000 SHARES OF COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, Shineco, Inc., a Delaware corporation (“Shineco,” the “Company” or “we”), is offering 14,985,000 shares of its common stock (the “Shares”), par value $0.001 per share, to 22 investors under a securities purchase agreement entered into on August 22, 2024 (the “Purchase Agreement”) at a per share purchase price of $0.55. Delivery of the common stock offered hereby and receipt of the gross proceeds from the sale of the Shares is expected to occur on or about September 10, 2024 subject to the satisfaction of certain closing conditions. See “Purchase Agreement” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements

Shineco’s common stock is listed on the Nasdaq Capital Market (the “Nasdaq”) and traded under the symbol “SISI.” On September 6, 2024, the closing price of Shineco’s common stock was $0.42 per share. On August 30, 2024, within the 60-day “look back” period from the filing date of our last Form 10-K, the aggregate market value of Shineco’s outstanding common stock held by non-affiliates was $75,473,929.96 based on 16,951,726 total shares of outstanding common stock, of which 216,930 shares were held by affiliates as of such date, and a per share price of $4.51 which was the closing price on July 9, 2024, as reported by the Nasdaq Capital Market. According to 116.07 of the Compliance and Disclosure Interpretations of Securities Act Forms by the U.S. Securities and Exchange Commission (the “SEC”), when a registrant reassesses Form S-3 eligibility in connection with a Section 10(a)(3) update, for purposes of computing the “float” under General Instruction I.B.1, the registrant can use any day during the 60-day “look back” period from the filing date of the Form 10-K in determining the number of shares held by non-affiliates. Accordingly, we are not subject to the limitations set forth in General Instruction I.B.5 of Form S-3.

Instead of a Chinese operating company, Shineco is a holding company incorporated in the State of Delaware. You will be purchasing the shares of common stock of Shineco, the domestic holding company with offshore subsidiaries pursuant to this prospectus supplement. You are not directly investing in any of the subsidiaries of Shineco. Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Shineco, Inc. and its subsidiaries, and when describing the financial results of Shineco for the fiscal years ended June 30, 2023 and 2022 and the nine months ended March 31, 2024 and 2023, also includes its former variable interest entities (the “former VIEs”) and their operating subsidiaries in People’s Republic of China (the “PRC” or “China”), and references to “Shineco” refers to Shineco, Inc., our Delaware holding company. Shineco terminated the VIE structure in September 2023 and currently only conducts its business operations through subsidiaries in China.

The securities offered by this prospectus supplement involve a high degree of risks. Shineco is a holding company incorporated in the State of Delaware. As a holding company with no operations of its own, Shineco conducts its operations through operating subsidiaries in China. The shares of common stock offered in this prospectus supplement is the capital stock of Shineco, the Delaware holding company that indirectly holds equity interests in its subsidiaries. Prior to September 2023, Shineco operated its business in China in reliance upon its former VIEs. The VIE structure was used to replicate foreign investment in Chinese-based companies where Chinese law prohibits or restricts direct foreign investment in the operating companies. During the period when the VIE structure was in place, Shineco did not directly hold any equity ownership of the VIEs. Instead, Shineco received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Shineco evaluated the guidance in Financial Accounting Standards Board (“FASB”) ASC 810 and concluded that Shineco was the primarily beneficiary of the former VIEs and the former VIEs’ subsidiaries because of these contractual arrangements during the period when the VIE structure was in place. Accordingly, under U.S. Generally Accepted Accounting Principles (the “U.S. GAAP”), the financial statements of the former VIEs and the former VIEs’ subsidiaries are consolidated as part of Shineco’s financial statements for the fiscal years ended June 30, 2023 and 2022 and the nine months ended March 31, 2024 and 2023. Any references to control or benefits that accrued to Shineco because of the former VIEs were limited to, and subject to conditions Shineco satisfied for consolidation of the former VIEs under U.S. GAAP. The former VIEs are consolidated for accounting purposes but none of them was an entity in which Shineco owned equity. Shineco did not conduct any active operations and was the primary beneficiary of the former VIEs for accounting purposes. You are not investing in any of Shineco’s subsidiaries and you may never directly hold equity interests in any of Shineco’s Chinese operating companies. For a description of the risks involved in investing in Shineco’s securities, see “Risk Factors” beginning on page 11 of the accompanying prospectus, in addition to the risk factors contained in this prospectus supplement.

Shineco’s operating subsidiaries receive substantially all of the Company’s revenue in RMB. Under our current corporate structure, Shineco’s PRC subsidiaries have paid, and may continue to pay, some of Shineco’s expenses and Shineco has from time to time transferred cash to its subsidiaries to fund their operations. As of the date of this prospectus supplement, none of Shineco and its subsidiaries have the intention to distribute earnings on any corporate level. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus supplement, none of Shineco’s consolidated subsidiaries have made any transfers of cash, dividends or distributions to Shineco or stockholders of Shineco.

Shineco and its subsidiaries face legal and operational risks associated with having their operations in China, which could significantly limit or completely hinder Shineco’s ability to offer securities to investors and cause the value of its securities to significantly decline or be worthless. The Chinese government has significant authority to exert influence on the ability of a China-based company, such as Shineco, to conduct its business. Therefore, investors of Shineco and Shineco’s business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could materially adversely affect Shineco’s business and results of operations. These risks could result in a material change in Shineco’s operations and/or the value of Shineco’s shares of common stock or could significantly limit or completely hinder Shineco’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In particular, recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, as well as the ability of Public Company Accounting Oversight Board (the “PCAOB”) to inspect Shineco’s auditors, may impact Shineco’s ability to conduct its business, accept foreign investments, or continue to be listed on a U.S. or other foreign stock exchange. See “Risk Factors — Risks Associated with Doing Business in China — Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” on page S-16 and “Risk Factors — Risks Associated with Doing Business in China — The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the shares of common stock to significantly decline in value or become worthless” on page S-23.

On July 10, 2021, the PRC State Internet Information Office issued the Measures of Cybersecurity Review, which requires cyberspace companies with personal information of more than one (1) million users that want to list their securities on a non-Chinese stock exchange to file a cybersecurity review with the Office of Cybersecurity Review of China. On December 28, 2021, a total of thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Measures of Cybersecurity Review, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because our current operations do not possess personal information from more than one million users at this moment, Shineco does not believe that it is subject to the cybersecurity review by the CAC. As of the date of this prospectus supplement, neither the Measures of Cybersecurity Review nor the anti-monopoly regulatory actions has impacted Shineco’s ability to conduct its business, accept foreign investments, or continue its listing on Nasdaq or on another non-Chinese stock exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact the Company’s overall business and financial outlook. In summary, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns have not affected our ability to conduct our business, accept foreign investments, or continue being listed on a U.S. or other foreign exchange. However, uncertainties remain as to the potential impact such modified or new laws and regulations will have on Shineco’s daily business operation, the ability to accept foreign investments and continue being listed on a U.S. or non-Chinese exchange in the future. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require Shineco or any of its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors — Risks Associated with Doing Business in China” on starting on page S-13.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Beijing Yingke Law Firm, as this offering constitutes a consequent offering by us, we are required to file with the CSRC in accordance with the Trial Measures within three days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder Shineco’s ability to launch any new offering of its securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of Shineco’s shares of common stock. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder Shineco’s ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Associated with Doing Business in China— Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” on page S-13.

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022 and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. The PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s determination report issued on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation on or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets. See “Risk Factors — Risks Associated with Doing Business in China — Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis” on page S-14.

This is a self-underwritten offering. See “Plan of Distribution” beginning on page S-32 of this prospectus supplement for more information regarding these arrangements.

Investing in Shineco’s securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 11 of the accompanying prospectus before making a decision to purchase our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.55	$8,241,750
Offering proceeds to us, before expenses	$0.55	$8,241,750

We expect that delivery of the Shares offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September 10, 2024, subject to satisfaction of customary closing conditions.

The date of this prospectus supplement is September 9, 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the information contained in any document incorporated by reference into this prospectus supplement or the accompanying prospectus that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus —the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, as amended (File No. 333-261229), declared effective by the SEC on June 10, 2022, using a “shelf” registration process with respect to up to $100,000,000 in securities that may be sold thereunder. As of the date of this prospectus supplement and not including the securities offered hereunder, Shineco has offered an aggregate of $5,198,341 worth of securities under the registration statement on Form S-3.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy our common stock under this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement and the accompanying prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

Shineco is a holding company incorporated in Delaware. As a holding company with no operations of its own, Shineco conducts its operations through its subsidiaries and, prior to the termination of VIE structure in September 2023, also through the former VIEs. The Company did not have any equity ownership of the former VIEs, instead it received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Shares of common stock currently listed on the Nasdaq Capital Markets are shares of our Delaware holding company. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

Current Business

On December 30, 2022, Shineco Life closed the acquisition of 51% of the issued equity interests of Changzhou Biowin Pharmaceutical Co., Ltd. (“Biowin”), a company established under the laws of China, pursuant to the previously announced stock purchase agreement, dated as of October 21, 2022, among Beijing Kanghuayuan Medicine Information Consulting Co., Ltd., a company established under the laws of China (the “Seller”), Biowin, the Company and Shineco Life. As the consideration for the acquisition, the Company paid to Seller US$9 million in cash and the Company issued 326,000 shares of the Company’s common stock, par value US$0.001 per share to the equity holders of Biowin or any persons designated by Biowin. According to the Supplementary Agreement, dated as of December 30, 2022, by and among Shineco Life, the Seller and Biowin, the Seller owned 51% of the issued equity interests of Biowin before January 1, 2023, and transferred the 51% of the issued equity interests of Biowin together with its controlling rights of production and operation of Biowin to Life Science from January 1, 2023.

On September 19, 2023, the Company and Shineco Life Science Group Hong Kong Co., Limited (“Shineco Life”), a company established under the laws of Hong Kong and a wholly owned subsidiary of the Company (together as the “Buying Parties”) closed the acquisition of 71.42% equity interest (the “Acquisition”) in Dream Partner Limited (“Dream Partner”), a company formed under the laws of the British Virgin Islands (the “BVI”), pursuant to a stock purchase agreement (the “Agreement”) dated May 29, 2023, entered into by and among the Buying Parties, Dream Partner, Chongqing Wintus Group, a corporation incorporated under the laws of mainland China (“Wintus”) and certain shareholders of Dream Partner (the “Sellers,” together with Dream Partner and Wintus as the “Selling Parties”).

As the consideration for the Acquisition, the Company (a) paid the Sellers an aggregate cash consideration of $2,000,000 (the “Cash Consideration”); (b) issued certain shareholders, as listed in the Agreement, an aggregate of 1,000,000 shares of the Company’s restricted common stock (with such number as adjusted for the Reverse Stock Split (as defined below)) (the “Shares”); and (c) transferred and sold to the Sellers 100% of the Company’s equity interest in Beijing Tenet-Jove Technological Development Co., Ltd. (the “Tenet-Jove Shares”).

Following the closing of the Acquisition and the sale of the Tenet-Jove Shares, the Company divested its equity interest in its operating subsidiary Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”) and thereby terminated its VIE Structure.

We use our subsidiaries’ vertically and horizontally integrated production, distribution, and sales channels to provide health and well-being focused plant-based products. Through our newly acquired subsidiary, Biowin, which specializes in the development, production and distribution of innovative rapid diagnostic products and related medical devices for the most common diseases, we also stepped into the Point-of-Care Testing industry. Also, following the acquisition of Wintus, we entered into a new business segment of producing, processing and distributing agricultural products, such as silk, silk fabrics and fresh fruit. Meanwhile, our newly established subsidiary, Fuzhou Meida Health Management Co., Ltd (“Fuzhou Meida”), recently opened a restaurant, which is a health-oriented chain restaurant that focuses on the concept of “improving metabolism through diet.” As of March 31, 2024, the Company, through its subsidiaries, operated the following main business segments:

Developing, producing and distributing innovative rapid diagnostic products and related medical devices for the most common diseases (“Rapid Diagnostic and Other Products”): – This segment is conducted through Biowin, which specializes in the development, production and distribution of innovative rapid diagnostic products and related medical devices for the most common diseases. The operations of this segment are located in Jiangsu Province. Its products are sold not only in China, but also overseas countries such as Germany, Spain, Italy, Thailand, Japan and other countries.

Producing, processing and distribution of agricultural products, such as silk and silk fabrics as well as fresh fruit (“Other agricultural products”): – This segment is conducted through Wintus, which specializes in producing, processing and distribution of agricultural products, such as silk and silk fabrics as well as trading of fresh fruit. The operations of this segment are located in Chongqing, China. Its products are sold not only in China, but also overseas countries such as United States, Europe (Germany, France, Italy, Poland), Japan, South Korea, and Southeast Asia (India, Thailand, Indonesia, Bangladesh, Cambodia), among other countries and regions. In addition to silk products, Wintus also engages in fruit trading business. It imports fruits from Southeast Asia and other regions, distributing them through dealers to supermarkets and stores nationwide in China.

Developing and selling healthy meals for people with slow metabolic health and those in recovery from metabolic disorders. (“Healthy meals products”): – This segment is conducted through Fuzhou Meida, which specializes in developing healthy meals for people with slow metabolic health and those in recovery from metabolic disorders. Fuzhou Meida recently opened a restaurant in Fuzhou city, Fujian Province. The restaurant features an open kitchen and adopts a modern Chinese style, offering a variety of modern Chinese healthy light meals and metabolism-boosting meal sets. The Company plans to gradually establish additional branches in key cities across China, including Beijing, Shanghai, Guangzhou, and other southeastern coastal regions.

S-1

Factors Affecting Financial Performance

We believe that the following factors will affect our financial performance:

Increasing demand for our products –We believes that the increasing demand for our products will have a positive impact on our financial position. We plan to develop new products and expand our distribution network as well as to grow our business through possible mergers and acquisitions of similar or synergetic businesses, all aimed at increasing awareness of our brand, developing customer loyalty, meeting customer demands in various markets and providing solid foundations for our growth. As of the date of this prospectus supplement, have identified a potential target providing a wide range of medical services in China, with specialties in internal medicine, obstetrics and gynecology, pediatrics, and emergency medicine. We have entered into a non-binding letter of intent with this target company.

Maintaining effective control of our costs and expenses - Successful cost control depends upon our ability to obtain and maintain adequate material supplies as required by our operations at competitive prices. We will focus on improving our long-term cost control strategies, including establishing long-term alliances with certain suppliers to ensure adequate supply is maintained. We will carry forward the economies of scale and advantages from our nationwide distribution network and diversified offerings.

Economic and Political Risks

Our operations are conducted primarily in the PRC and subject to special considerations and significant risks associated with suppliers and customers in Southeast Asia and North America. These risks include the political, economic and legal environment and foreign currency exchange risks. Our financial results may be adversely affected by changes in the political and social conditions in the PRC, and PRC governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions, remittances abroad, and rates and methods of taxation, among other things.

Discontinued Business

Prior to the Acquisition, we conducted a majority of our operations through the former VIEs in China. The VIE structure was terminated in September 2023 following the Acquisition. During the period when the VIE structure was in place, we did not own any equity ownership in the former VIEs, instead we received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Relying on the integrated production, distribution, and sales channels offered by our subsidiaries and the former VIEs, we provided plant-based health and well-being focused products. The health and well-being focused plant-based products previously sold by the Company are divided into the following three major segments:

Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products (discontinued as of July 5, 2021) - This segment was conducted through Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), a Chinese company and a former VIE which operated 66 cooperative retail pharmacies throughout Ankang Longevity Group, a city in southern Shaanxi province, China, through which we sold directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owned a factory specializing in decoction, which was the process by which solid materials are heated or boiled in order to extract liquids, and Ankang Longevity Group distributed decoction products to wholesalers and pharmaceutical companies around China.

On June 8, 2021, Tenet-Jove entered into a restructuring agreement with various parties (the “Restructuring Agreement”). Pursuant to the terms of the Restructuring Agreement, (i) Shineco transferred all of its rights and interests in Ankang Longevity Group to the shareholders of Yushe County Guangyuan Forest Development Co., Ltd. (“Guangyuan”) in exchange for Guangyuan’s shareholders entering into VIE agreements with Tenet-Jove, which composed of one group of similar identifiable assets; (ii) Tenet-Jove entered a termination agreement with Ankang Longevity Group and the shareholders of Ankang Longevity Group; (iii) as a consideration to the Restructuring Agreement and based on a valuation report on the equity interests of Guangyuan issued by an independent third party, Tenet-Jove relinquished all of its rights and interests in Ankang Longevity Group and transferred those rights and interests to Guangyuan’s shareholders; and (iv) Guangyuan and Guangyuan’s shareholders entered into a series of VIE agreements with Tenet-Jove. After signing of the Restructuring Agreement, Shineco and the shareholders of Ankang Longevity Group and Guangyuan actively carried out the transferring of rights and interests in Ankang Longevity Group and Guangyuan, and the transferring was completed subsequently on July 5, 2021. Afterwards, with the completion of all other follow-ups works, on August 16, 2021, the Company, through its subsidiary Tenet-Jove, completed the previously announced acquisition pursuant to the Restructuring Agreement dated June 8, 2021. The management determined that July 5, 2021 was the disposal date of Ankang Longevity Group.

Processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media) (discontinued as of September 19, 2023) - We cultivated and sold yew mainly to group and corporate customers, but did not process yew into Chinese or Western medicines. This segment was conducted through a former VIE, Qingdao Zhihesheng Agricultural Produce Services, Ltd (“Qingdao Zhihesheng”). Meanwhile, we planted fast-growing bamboo willows and scenic greening trees through Guangyuan. The operations of this segment were located in the north regions of Mainland China, mostly carried out in Shanxi Province.

Providing domestic air and overland freight forwarding services (discontinued as of September 19, 2023) - We provided domestic air and overland freight forwarding services by outsourcing these services to a third party. This segment was conducted through a former VIE, Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”).

Developing and distributing specialized fabrics, textiles, and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane” - The Luobuma products were specialized textile and health supplement products designed to incorporate traditional eastern medicines with modern scientific methods. These products were predicated on centuries-old traditions of eastern herbal remedies derived from the Luobuma raw material. This segment was channeled through our former subsidiary, Tenet-Jove, and its 90% subsidiary Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

Reverse Stock Split

On February 2, 2024, the Company’s stockholders approved a 1-for-10 reverse stock split of the shares (the “Reverse Stock Split”) of the Company’s common stock, with a par value of $0.001 per share, which became effective on February 16, 2024. As a result of the Reverse Stock Split, each of the ten pre-split shares of common stock outstanding were automatically combined and converted to one issued and outstanding share of common stock without any action on the part of the stockholders. Unless otherwise indicated, all share amounts and per share amounts in this prospectus supplement have been presented to give effect to the 1-for-10 Reverse Stock Split.

S-2

Recent Developments

On April 30, 2024, the Company received a deficiency letter from the Listing Qualifications Department of Nasdaq, indicating that the Company was not in compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because, for a period of 30 consecutive business days, the common stock of the Company failed to maintain a minimum bid price of $1.00 per share. In accordance with the Listing Rules of Nasdaq, the Company was given an initial period of 180 calendar days, or until October 23, 2024, to regain compliance with the Minimum Bid Price Requirement. On June 5, 2024, the Company received a letter from the Listing Qualifications Department of Nasdaq stating that the Company has regained compliance with the Minimum Bid Price Requirement by maintaining a minimum closing bid price of the Company’s common stock of $1.00 or greater per share for the last 10 consecutive business days, from May 20, 2024 through June 4, 2024, and that this matter is closed.

On June 20, 2024, the Company entered into a securities purchase agreement (the “SPA”) with three non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, severally and not jointly, an aggregate of 1,400,000 shares of common stock of the Company at an offering price of $5.00 per share, pursuant to Regulation S promulgated under the Securities Act. On July 8, 2024, the Company consummated the transactions contemplated by the SPA and issued an aggregate of 1,400,000 shares of common stock to the Purchasers. Our chief financial officer, Sai (Sam) Wang, is a Purchaser and acquired 200,000 shares of common stock in this transaction.

On July 9, 2024, Fuzhou Meida entered into distribution agreements (the “Distribution Agreements”) with each of four distributors, Harbin Liaotongtang Chinese Medicine and Health Research Institute, Three Minutes (Zhejiang) Information Service Co., Hangzhou Misimao Science and Technology Co., Ltd., and Wu Qiang (each, a “Distributor”). Pursuant to the Distribution Agreements, each Distributor agreed to distribute Fuzhou Meida’s water-soluble phospholipid concentrate health food beverage (the “Food Beverage”) with an annual projected goal of approximately $1,374,420, $1,209,490, $7,256,934 and $2,418,980, respectively, in sales on a “best-effort” basis, for a term of three years. The price of the Food Beverage will be set by the Company. Under the terms of the Distribution Agreements, the Distributors shall sell the Food Beverage in the directly-operated stores and franchises owned by such Distributors, and not through any other channels, including e-commerce platforms, without prior authorization from the Company.

On July 11, 2024, Shineco entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton LLC, as the representative (the “Representative”) for the underwriters listed on Schedule 1 thereto (the “Underwriters”), relating to the underwritten public offering (the “Offering”) of 1,869,160 shares of common stock, par value $0.001 per share of Shineco (the “Shares”), at a public offering price of $1.07 per share, for aggregate gross proceeds of approximately $2.0 million, prior to deducting underwriting discounts and other offering expenses. In addition, Shineco had granted the underwriters a 45-day option to purchase up to an additional 280,374 shares of its common stock at the public offering price per share, less the underwriting discounts to cover over-allotments, if any. EF Hutton LLC was acting as the sole book-running manager for the Offering. The Offering closed on July 15, 2024. Shineco delivered the Shares to the Representative on the same day. The Shares were offered under Shineco’s registration statement on Form S-3 (File No. 333-261229), initially filed with the SEC on November 19, 2021, as amended on May 11, 2022, and on June 3, 2022, and which was declared effective on June 10, 2022 (the “Registration Statement”). A preliminary prospectus supplement to the Registration Statement in connection with the Offering was filed with the SEC on July 11, 2024, and a final prospectus supplement was filed on July 15, 2024. The aggregate gross proceeds of the Offering were approximately $2.0 million, prior to deducting underwriting discounts and other offering expenses, and the net proceeds from the Offering was approximately $1.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by Shineco.

Corporate Structure

The chart below depicts the corporate structure of the Group as of the date of this prospectus supplement.

Shineco, Inc.
尚高生命科学集团香港有限公司
Shineco Life Science Group Co., Ltd. Hong Kong
100% owned sub
北京尚高崇时信息资讯有限公司
Beijing Shineco Chongshi Information Consulting Co., Ltd.
100% owned sub
尚高生命科学研究有限公司
Shineco Life Science Research Co., Ltd.
71.42% owned sub
梦幻合伙人有限公司
Dream Partner Limited
51% owned sub
福州美达健康管理有限公司
Fuzhou Meida Health Management Co., Ltd.
51% owned sub
尚康生命科技（江苏）有限公司
Shinkang Technology (Jiangsu) Co., Ltd.
51% owned sub
常州博闻迪医药股份有限公司
Changzhou Biowin Pharmaceutical Co., Ltd.
100% owned sub
安盈環球有限公司
Link Profit Worldwide Limited
100% owned sub
重庆锐帆鑫贸有限公司
Chongqing Ruifan Trading Co., Ltd.
100% owned sub
重庆宏美达欣兴实业（集团）有限公司
Chongqing Wintus (New Star) Enterprises Group.
重庆宏美达欣兴实业（集团）有限公司梁平分公司
Chongqing Wintus (New Star) Enterprises Group Liangping Branch
100% owned sub
重庆市梁平区宏美达纺织有限公司
CHONG QING Liangping Wintus Textiles Ltd.
54% owned sub
重庆鸿盛茧丝绸有限公司
Chongqing Hongsheng Cocoon Silk Co., Ltd.
100% owned sub
重庆嘉萱进出口贸易有限公司
Chongqing Jiaxuan Import & Export Ltd.
51% owned sub
重庆尚奕辉生物科技有限公司
Chongqing Shangyihui Biotechnology Co., Ltd.
100% owned sub
武隆宏美达丝绸有限公司
Wulong County Hongmeida Silk Co., Ltd.

S-3

Asset Transfer and Dividend Distribution Among Shineco, its Subsidiaries, and the Former VIEs

Cash flows have occurred between our Delaware holding company and our subsidiaries, and we expect such cash flows to continue occurring. Cash flows have not occurred between our Delaware holding company and our subsidiaries, on the one hand, and the former VIEs, on the other hand. The assets transfer was for business operation purposes.

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to Shineco and Shineco has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Our board of directors has discretion on whether to distribute dividends. Holders of outstanding shares of common stock are entitled to receive dividends and other distributions (payable in cash, property or our capital stock) when, as and if declared thereon by our board of directors from time to time out of any assets or funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

We are a Delaware holding company. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our stockholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Shineco Life.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Shineco Life only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our shares of common stock.

Cash dividends, if any, on our shares of common stock will be paid in U.S. dollars. Shineco Life may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Shineco Life may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for us to pay dividends to our stockholders, we will rely on payments made from Shineco Life’s subsidiaries to Shineco Life and then to our Company. According to the Enterprise Income Tax Law of the PRC (the “EIT Law”), such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Shineco Life. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Shineco Life intends to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to Shineco Life.

S-4

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Risk Factors — Risks Associated with Doing Business in China — To the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” on page S-15.

Permissions Required from PRC Authorities

As of the date of this prospectus supplement, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC legal counsel, Beijing Yingke Law Firm, we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) is enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors—Risks Associated with Doing Business in China—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” on page S-21.

On February 17, 2023, the CSRC issued the Overseas Listings Rules, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Beijing Yingke Law Firm, as this offering constitutes a consequent offering by us, we are required to file with the CSRC in accordance with the Trial Measures within three days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our shares of common stock. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Associated with Doing Business in China—Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” on page S-13.

S-5

If we do not receive or maintain any required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors—Risks Associated with Doing Business in China—Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” on page S-13.

As a result of the legal and operational risks associated with us being based in and having our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Holding Foreign Companies Accountable Act

In addition, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerated Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022, and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by the PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report incorporated by reference to this prospectus supplement, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, Assensture PAC, is headquartered in Singapore and has been inspected by the PCAOB on a regular basis. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors — Risks Associated with Doing Business in China — Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis” on page S-14.

Summary Consolidated Financial Data

The following historical statements of operations and statements of cash flows for the fiscal years ended June 30, 2023 and 2022, and balance sheet data as of June 30, 2023 and 2022, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. In this section, WFOE refers to Tenet-Jove, a former wholly owned subsidiary of Shineco which was disposed as of September 2023.

S-6

Selected Condensed Consolidated Statements of Operations

	For the Year Ended June 30, 2023
	Shineco, Inc. (U.S.)		Subsidiaries (Hong Kong & PRC)		WFOE and WFOE’s Subsidiaries (PRC)	Former VIEs and former VIEs’ Subsidiaries (PRC)	Eliminations		Consolidated Total
Revenue		$-		$550,476	$-	$-		$-	$550,476
Revenues from discontinued operations		$-		$-	$43,431	$2,448,508	$		$2,491,939
Cost of revenue		$-		$424,291	$-	$-		$-	$424,291
Cost of revenue from discontinued operations	$		$		$2,638	$3,042,798	$		$3,045,436
Service income from former VIE and former VIEs’ subsidiaries		$-		$-	$-	$-		$-	$-
Share of loss from subsidiaries		$(5,590,602)		$-	$-	$-		$5,590,602	$-
Net loss from discontinued operations	$		$		$(3,760,652)	$515,789	$		$(3,244,863)
Consulting fee in relation to services rendered by WFOE		$-		$-	$-	$-		$-	$-
Net loss attributable to Shineco, Inc.		$(13,879,188)		$(1,838,318)	$(3,752,284)	$515,789		$5,590,602	$(13,363,399)
Comprehensive loss attributable to Shineco, Inc.		$(13,879,188)		$2,974,394	$(9,249,594)	$(1,691,238)		$5,590,602	$(16,255,024)

	For the Year Ended June 30, 2022
	Shineco, Inc. (U.S.)		Subsidiaries (Hong Kong & PRC)		WFOE and WFOE’s Subsidiaries (PRC)	Former VIEs and former VIEs’ Subsidiaries (PRC)	Eliminations		Consolidated Total
Revenue		$-		$-	$-	$-		$-	$-
Revenues from discontinued operations		$-		$-	$43,949	$2,142,511		$-	$2,186,460
Cost of revenue		$-		$-	$-	$-		$-	$-
Cost of revenue from discontinued operations	$			$-	$98,209	$3,698,914	$		$3,797,123
Service income from former VIE and former VIEs’ subsidiaries		$-		$-	$-	$-		$-	$-
Share of loss from subsidiaries		$(5,660,306)		$-	$-	$-		$5,660,306	$-
Net loss from discontinued operations	$		$		$(5,450,499)	$(14,023,582)	$		$(19,474,081)
Consulting fee in relation to services rendered by WFOE		$-		$-	$-	$-		$-	$-
Net loss attributable to Shineco, Inc.		$(13,009,512)		$(243,853)	$(5,416,453)	$(14,023,582)		$5,660,306	$(27,033,094)
Comprehensive loss attributable to Shineco, Inc.		$(13,009,512)		$(235,029)	$(5,306,089)	$(15,511,721)		$5,660,306	$(28,402,045)

S-7

Selected Condensed Consolidated Balance Sheets

	As of June 30, 2023
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & PRC)	WFOE and WFOE’s Subsidiaries (PRC)	Former VIEs and former VIEs’ Subsidiaries (PRC)	Eliminations	Consolidated Total
Cash and cash equivalents	$45,539	$580,427	$-	$-	$-	$625,966
Service fee receivable due from former VIEs and former VIEs’ subsidiaries	$-	$-	$37,085,179	$-	$(37,085,179)	$-
Intercompany receivable	$44,177,210	$-	$1,368,690	$-	$(45,545,900)	$-
Current assets held for discontinued operations	$-	$-	$43,030,297	$32,532,618	$(38,453,869)	$37,109,046
Total current assets	$46,272,162	$1,719,745	$43,030,297	$32,532,618	$(82,631,079)	$40,923,743
Investments in subsidiaries	$17,225,175	$-	$-	$-	$(17,225,175)	$-
Non-current assets held for discontinued operations	$-	$-	$81,816	$2,493,882	$-	$2,575,698
Total non-current assets	$17,225,175	$19,969,698	$81,816	$2,493,882	$(17,225,175)	$22,545,396
Total Assets	$63,497,337	$21,689,443	$43,112,113	$35,026,500	$(99,856,254)	$63,469,139
Service fee payable due to WFOE	$-	$-	$-	$37,085,179	$(37,085,179)	$-
Intercompany payable	$-	$15,631,584	$24,916,426	$4,997,890	$(45,545,900)	$-
Total liabilities held for discontinued operations	$-	$-	$25,762,654	$48,035,508	$(66,999,495)	$6,798,667
Total Liabilities	$16,498,932	$18,950,078	$25,762,654	$48,035,508	$(82,631,079)	$26,616,093
Total Stockholders’ Equity (Deficit)	$46,998,405	$2,739,365	$13,058,311	$(13,009,008)	$(17,225,175)	$32,561,898
Non-controlling interest	$-	$-	$4,291,148	$-	$-	$4,291,148
Total Equity (Deficit)	$46,998,405	$2,739,365	$17,349,459	$(13,009,008)	$(17,225,175)	$36,853,046
Total Liabilities and Equity (Deficit)	$63,497,337	$21,689,443	$43,112,113	$35,026,500	$(99,856,254)	$63,469,139

	As of June 30, 2022
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & PRC)	WFOE and WFOE’s Subsidiaries (PRC)	Former VIEs and former VIEs’ Subsidiaries (PRC)	Eliminations	Consolidated Total
Cash and cash equivalents	$828,437	$109,575	$-	$-	$-	$938,012
Service fee receivable due from former VIE and former VIEs’ subsidiaries	$-	$-	$37,085,179	$-	$(37,085,179)	$-
Intercompany receivable	$26,116,526	$72,898	$-	$-	$(26,189,424)	$-
Current assets held for discontinued operations	$-	$-	$45,348,396	$34,723,255	$(37,085,179)	$42,986,472
Total current assets	$42,753,363	$185,014	$45,348,396	$34,723,255	$(63,274,603)	$59,735,425
Investments in subsidiaries	$22,815,777	$-	$-	$-	$(22,815,777)	$-
Non-current assets held for discontinued operations	$-	$-	$2,258,755	$1,212,739	$-	$3,471,494
Total non-current assets	$23,433,223	$1,652	$2,258,755	$1,212,739	$(22,815,777)	$4,090,592
Total Assets	$66,186,586	$186,666	$47,607,151	$35,935,994	$(86,090,380)	$63,826,017
Service fee payable due to WFOE	$-	$-	$-	$37,085,179	$(37,085,179)	$-
Intercompany payable	$-	$414,737	$21,325,391	$4,449,296	$(26,189,424)	$-
Current liabilities held for discontinued operations	$-	$-	$25,697,594	$47,253,764	$(62,859,866	$10,091,492
Total Liabilities	$20,414,679	$421,695	$25,697,594	$47,253,764	$(63,274,603)	$30,513,129
Total Stockholders’ Equity (Deficit)	$45,771,907	$(235,029)	$22,307,905	$(11,317,770)	$(22,815,777)	$33,711,236
Non-controlling interest	$-	$-	$(398,348)	$-	$-	$(398,348)
Total Equity (Deficit)	$45,771,907	$(235,029)	$21,909,557	$(11,317,770)	$(22,815,777)	$33,312,888
Total Liabilities and Equity (Deficit)	$66,186,586	$186,666	$47,607,151	$35,935,994	$(86,090,380)	$63,826,017

S-8

Selected Condensed Consolidated Statements of Cash Flows

	For the Year Ended June 30, 2023
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & PRC)	WFOE and WFOE’s Subsidiaries (PRC)	Former VIEs and former VIEs’ Subsidiaries (PRC)	Eliminations	Consolidated Total
Net cash used in operating activities from continuing operations	$(2,390,511)	$(2,488,339)	$-	$-	$357,506	$(4,521,344)
Net cash provided by (used in) operating activities from discontinued operations	$-	$-	$(954,674)	$442,930	$(357,506)	$(869,250)
Net cash provided by (used in) investing activities from continuing operations	$(3,184,315)	$603,133	$-	$-	$3,099,444	$518,262
Net cash provided by investing activities from discontinued operations	$-	$-	$217,106	$-	$298,106	$515,212
Net cash provided by financing activities from continuing operations	$4,769,777	$3,486,724	$-	$-	$(3,782,769)	$4,473,732
Net cash provided by (used in) financing activities from discontinued operations	$-	$-	$(429,291)	$51,708	$385,219	$7,636

	For the Year Ended June 30, 2022
	Shineco, Inc. (U.S.)	Subsidiaries (Hong Kong & PRC)	WFOE and WFOE’s Subsidiaries (PRC)	Former VIEs and former VIEs’ Subsidiaries (PRC)	Eliminations	Consolidated Total
Net cash used in operating activities from continuing operations	$(2,776,539)	$(366,842)	$-	$-	$(869,759)	$(4,013,140)
Net cash used in operating activities from discontinued operations	$-	$-	$(1,470,619)	$(1,098,562)	$869,759	$(1,699,422)
Net cash used in investing activities from continuing operations	$(31,014,033)	$(1,815)	$-	$-	$15,829,827	$(15,186,021)
Net cash used in investing activities from discontinued operations	$-	$-	$(8,434,180)	$(12,395,992)	$-	$(20,830,172)
Net cash provided by financing activities from continuing operations	$26,699,232	$482,278	$-	$-	$(482,278)	$26,699,232
Net cash provided by financing activities from discontinued operations	$-	$-	$14,945,141	$2,115,409	$(15,347,547)	$1,713,003

Roll-Forward of Investment in Subsidiaries

Balance, June 30, 2021	$28,476,083
Share of loss from subsidiaries	(5,660,306)
Balance, June 30, 2022	$22,815,777
Share of loss from subsidiaries	(5,590,602)
Balance, June 30, 2023	$17,225,175

Corporate Information

We were incorporated under the laws of Delaware. Our principal executive office is located at T1, South Tower, Jiazhaoye Square, Chaoyang District, Beijing, China 100022, and our telephone number at that address is (86)10-68130220. Our corporate website is https://www.biosisi.com/. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus supplement.

S-9

THE OFFERING

Common Stock By Us Pursuant To This Prospectus Supplement	14,985,000 shares of common stock

Shares of Common Stock Outstanding Immediately Before This Offering[1]	16,951,726 shares of common stock

Shares of Common Stock Outstanding Immediately After This Offering	31,936,726 shares of common stock

Offering Price of Common Stock	The offering price is $0.55 per share of common stock.

Use Of Proceeds	We intend to use the net proceeds from this offering for mergers and acquisitions, and general corporate purposes. See “Use of Proceeds” on page S-29 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of our common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 11 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Market for Our Common Stock	Our common stock is traded on the Nasdaq Capital Market under the symbol “SISI.”

Purchase Agreement	On August 22, 2024, Shineco entered into the Purchase Agreement with 22 purchasers, each an unrelated third party to it (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers agree to purchase, and Shineco agreed to issue and sell to the Purchasers, an aggregate of 14,985,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $0.55 per share, and for an aggregate purchase price of $8,241,750 (the “Offering”). Shineco expected to receive gross proceeds, before deducting the offering expenses payable by it, of approximately $8,241,750 from the issuance and sale of the Shares and expects the settlement thereof to occur in accordance with the terms of the Shineco. Subject to the satisfaction of the closing conditions, the Offering is expected to close on or about September 10, 2024, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Form of Securities Purchase Agreement, which is filed as Exhibit 10.1 to the Form 8-K filed by Shineco with the SEC on August 28, 2024 and is incorporated herein by reference.

[1]	The number of shares of common stock outstanding before this offering is based on 16,951,726 shares of common stock outstanding as of September 9, 2024 and excludes the 19,500 shares of common stock reserved for future issuance under our 2023 Equity Incentive Plan, as adjusted for the Reverse Stock Split.

S-10

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus supplement, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue” “could,” “estimates,” “expect,” “intend,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus supplement relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from this offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus supplement.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-12 of this prospectus supplement, beginning on page 11 of the accompanying prospectus, as well as in the other reports we file with the SEC. You should read this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable laws or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

S-11

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in the accompanying prospectus, in our most recent Annual Report on Form 10-K, and our other filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Our business, financial condition and results of operations could be materially and adversely affected as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Corporate Structure

If the PRC government deems that our previous VIE structure did not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, Shineco’s shares may decline in value or become worthless.

Shineco is a holding company incorporated in Delaware. As a holding company with no operations of our own, we conducted a substantial majority of our operations through the former VIEs prior to the termination of the VIE structure in September 2023. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we envisioned exploring and operating, we did not own any equity interest in the former VIEs, and instead we received the economic benefits of the former VIEs’ business operations through certain contractual arrangements. Our common stock that is currently listed on the Nasdaq Capital Markets are shares of common stock of our Delaware holding company.

In the opinion of Beijing Yingke Law Firm, our PRC legal counsel, our previous corporate structure and contractual arrangements complied with the applicable PRC laws and regulations. Our PRC legal counsel also believe that each of the contracts among our then wholly-owned PRC subsidiary, the consolidated former VIEs and their respective shareholders were valid, binding and enforceable in accordance with the terms thereof. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. In addition, the contractual agreements with the former VIEs have not been tested in court in China and this structure involves unique risks to investors. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our previous corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us and the PRC entities to restructure the relevant ownership structure; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our common stock. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure may cause the value of our common stock to decline significantly or even become worthless.

S-12

Risks Associated with Doing Business in China

Filings with the CSRC are required and the approval and/or other requirements of other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure or delay in obtaining the requisite governmental approval for an offering, or a rescission of such CSRC approval, if obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Regulations, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Overseas Listing Regulations, companies in mainland China that directly or indirectly offer or list their securities in an overseas market, including a company in mainland China limited by shares and an offshore company whose main business operations are in mainland China and intends to offer shares or be listed in an overseas market based on its equities, assets or similar interests in mainland China are required to file with the CSRC within three business days after submitting their listing application documents to the regulator in the place of intended listing. If the company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, it may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The Overseas Listing Regulations also provide that a company in mainland China must file with the CSRC within three business days for its follow on offering of securities after it is listed in an overseas market. On February 17, 2023, the CSRC also issued the Notice on Administration of the Filing of Overseas Offering and Listing by Domestic Companies and held a press conference for the release of the Overseas Listing Regulations, which, among others, clarified that the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC immediately, but these companies should complete filing with the CSRC for their refinancing activities in accordance with the Overseas Listing Regulations. A fine between RMB1 million (approximately $157,255) and RMB10 million (approximately $1,572,550) may be imposed if an applicant fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listings Regulations, and in cases of severe violations, a parallel order to suspend relevant businesses or halt operations for rectification may be issued, and relevant business permits or operational license revoked.

On February 24, 2023, the CSRC, jointly with other relevant governmental authorities, published the Provisions on Strengthening Confidentiality and Archives Management of Overseas Securities Issuance and Listing by Domestic Enterprises, or the Confidentiality and Archives Management Provisions, which became effective on March 31, 2023. Pursuant to the Confidentiality and Archives Management Provisions, China-based companies that offer and list securities in overseas markets shall establish confidentiality and archives system. The “China-based companies” refer to companies in mainland China limited by shares which are directly listed on a foreign stock exchange and the domestic operating entities of an offshore company being indirectly listed on a foreign stock exchange. These China-based companies shall obtain the approvals from relevant authorities and file with the competent confidential administration authorities when providing or publicly filing documents and materials related to state secrets or secrets of the government authorities to the relevant securities companies, securities service agencies or the offshore regulatory authorities, or providing or publicly filing such documents and materials through its offshore listing entity. In addition, China-based companies shall complete corresponding procedures when (i) providing or publicly filing documents and materials which may adversely affect national security and public interests to the relevant securities companies, securities service agencies or the offshore regulatory authorities, (ii) providing or publicly filing such documents and materials through its offshore listing entity, or (iii) providing accounting files or copies to relevant securities companies, securities service institutions, overseas regulators and individuals. These China-based companies are also required to provide written statements as to whether they have completed the approval or filing procedures as above when providing documents and materials to securities companies and securities service providers, and the securities companies and securities service providers should properly retain such written statements for inspection. If a China-based company finds that the documents and materials related to state secrets or secrets of the government authorities or other materials, which may adversely affect national security and public interests, have been leaked or have leakage risks, it should take remedial measures immediately and report to the relevant authorities.

S-13

In the opinion of our PRC legal counsel, Beijing Yingke Law Firm, as this offering constitutes a consequent offering by us, we are required to file with the CSRC in accordance with the Trial Measures within three days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder Shineco’s ability to launch any new offering of its securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of Shineco’s shares of common stock. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder Shineco’s ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Furthermore, the governmental authorities may impose restrictions and penalties on our operations in China, such as the suspension of our apps and services, revocation of our licenses, shutting down part or all of our operations, limiting our ability to pay dividends outside of China, delaying or restricting the repatriation of the proceeds from an offering into China, or may take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the common stock. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the shares of common stock offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the PRC governmental authorities later promulgate new rules or requirements that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

Our shares of common stock may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors. The delisting or the cessation of trading of our shares of common stock, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has been inspected by the PCAOB on a regular basis.

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under HFCAA if the PCAOB determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022 and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. The PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s determination report issued on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation on or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

S-14

To the extent cash and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets.

Relevant PRC laws and regulations permit the companies in mainland China to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in mainland China are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in mainland China are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, if we determine to pay dividends on any of our capital stock in the future, as a holding company, we will rely on payments from subsidiaries of Shineco Life, and then to our Company. If our PRC subsidiaries and the PRC operating entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of mainland China for tax purposes, any dividends we pay to our overseas stockholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. The majority of our and the PRC operating entities’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our stockholders.

Any limitation on the ability of our PRC subsidiaries and the PRC operating entities to distribute dividends or other payments to their respective stockholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our PRC subsidiaries and the PRC operating entities within mainland China, will not be affected as long as the capital is not transferred in or out of mainland China.

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC’s economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise, expropriation or nationalization of private enterprises, changes in the allocation of resources or other circumstances affecting the PRC’s political, economic and social environment.

S-15

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations conducted through the subsidiaries may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

S-16

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

All of our operations are conducted in the PRC. Although the PRC economy has grown significantly in recent years, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and services.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect our economic outlook both in the United States and in China. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, various factors, such as changes in China’s political and economic conditions and China’s foreign exchange controls. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar. Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our common stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our 2018 offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our common stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

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Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our stockholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by the State Administration of Foreign Exchange of the PRC (“SAFE”). For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by Ministry of Commerce of the PRC (“MOFCOM”) or its local counterpart and the amount of registered capital of such foreign-invested company. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is uncertain. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Because a majority of our assets are located outside of the United States and most of our directors and officers reside outside the United States, it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Most of our directors and officers reside outside the United States, including Jennifer Zhan, Sai Wang, Xiqiao Liu, Hu Li, Jin Liu, Aamir Ali Quraishi, and a substantial portion of their assets are located outside of the United States. In addition, our operating subsidiaries are located in the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights against us based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, it may be difficult to enforce such judgments in PRC courts.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited. There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM. We may also be subject to administrative fines or penalties by the MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

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PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiaries, we may (i) make loans to our PRC subsidiaries, (ii) make additional capital contributions to our PRC subsidiaries, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiaries in China, which are foreign-invested enterprises, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (or SAFE) or its local counterparts; and
●	capital contributions to our wholly-owned subsidiaries must file a record with the MOFCOM or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiaries’ operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the State Administration of Foreign Exchange (SAFE) promulgated a notice relating to the administration of foreign-invested company of its capital contribution in foreign currency into Renminbi (Hui Fa [2015]19) (or Circular 19). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in Renminbi converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiaries, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Governmental control of the convertibility of Renminbi and restrictions on the transfer of cash into and out of China may constrain our liquidity and adversely affect our ability to use cash in our operations.

The PRC government also imposes controls on the convertibility of the Renminbi into foreign currencies. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approvals from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose any restriction on access of foreign currencies for current account transactions.

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As an offshore holding company of our PRC subsidiaries, the majority of our income is received in Renminbi. If the PRC government imposes restrictions on access of foreign currencies for current account transactions, we may not be able to pay dividends in foreign currencies to our stockholders.

A failure by the beneficial owners of our shares of common stock who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles (or SAFE Circular No. 37), effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC stockholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect stockholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was relatively new, there remains uncertainty with respect to its implementation. As of the date of this reoffer prospectus, all PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations with SAFE as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. However, we cannot assure you that these individuals or any other direct or indirect stockholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our stockholders could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiaries’ ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and operations.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (the “CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

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On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC.

As of the date of this prospectus supplement, we have not received any notice from any authorities identifying our PRC subsidiaries as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Beijing Yingke Law Firm, neither the operations of our PRC subsidiaries, nor of the PRC operating entities are expected to be affected, and that we will not be subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor will any such entity be subject to the Security Administration Draft, if it is enacted as proposed, given that our PRC subsidiaries and the PRC operating entities possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this annual report and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. In general, we believe we are compliant with the regulations or policies that have been issued by the CAC to date. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses, or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition, and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

The economy of China has been experiencing significant growth, leading to inflation and increased labor costs. China’s overall economy and the average wage in the PRC are expected to continue to grow. Future increases in China’s inflation and material increases in the cost of labor may materially and adversely affect our profitability and results of operations.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our business activities and require us to incur increased costs and efforts to comply, and any breach or noncompliance may subject us to proceedings against us, damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our business, financial condition, and results of operations.

In China, the cybersecurity, data privacy, data protection, or other data-related laws and regulations are relatively new and evolving, and their interpretation and application may be uncertain. For example, on November 14, 2021, the Administration Regulations on Cyber Data Security (Draft for Comments) (the “Draft Regulation”) was proposed by the Cyberspace Administration of China, or the CAC, for public comments until December 13, 2021. The Draft Regulation reiterates that data processors which process the personal information of at least one million users must apply for a cybersecurity review if they plan on listing its securities overseas, and the Draft Regulation further requires the data processors to apply for cybersecurity review in accordance with relevant laws and regulations under the following circumstances: (i) such data processor engages in merger, reorganization or division of internet platform operators that have gathered a large number of data resources related to national security, economic development and public interests affects or may affect national security; (ii) the listing of such data processor overseas affects or may affect national security; and (iii) such data processor engages in other data processing activities that affect or may affect national security. Any failure to comply with such requirements may subject us to, among others, suspension of services, fines, revocation of relevant business permits or business licenses, and/or penalties.

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As of the date of this prospectus supplement, we have not engaged in the relevant businesses provided in the Draft Regulation. As such, we currently do not expect the draft measures by the CAC or other recent regulations will have an impact on our business or results of operations, and we believe that we are compliant with the regulations and policies that have been issued by the CAC to date. As of the date of this prospectus supplement, we have not received any investigation, notice, warning, or sanction from applicable government authorities (including the CAC) with regard to our business operations concerning any issues related to cybersecurity and data security. In addition, we have not been involved in any review, investigation, enquiry, penalty, or other legal proceedings initiated by applicable governmental or regulatory authorities or third parties in relation to in relation to cyber security or data protection. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future. Cybersecurity review could result in disruption in our operations, negative publicity with respect to our Company, and diversion of our managerial and financial resources. Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to fines or other government sanctions and reputational damage. Therefore, potential cybersecurity review, if applicable to us, could materially and adversely affect our business, financial condition, and results of operations.

In addition, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. The PRC Personal Information Protection Law, which was promulgated by the SCNPC on August 20, 2021 and took effect on November 1, 2021, integrates the scattered rules with respect to personal information rights and privacy protection and applies to the processing of personal information within China as well as certain personal information processing activities outside China, including those for the provision of products and services to natural persons within China or for the analysis and assessment of acts of natural persons within China. There remain uncertainties regarding the further interpretation and implementation of those laws and regulations, if they are deemed to be applicable to us, we cannot assure you that we will be compliant with such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the government authorities and become subject to fines and other government sanctions, which may materially and adversely affect our business, financial condition, and results of operations.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves space for interpretation, future laws, administrative regulations or provisions of the State Council to include contractual arrangements as a form of foreign investment.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment on a “negative list.” The business operations of our PRC subsidiaries are not subject to foreign investment restrictions or prohibitions set forth in the Special Administrative Measures for the Access of Foreign Investment (Negative List) (Edition 2022) (the “2022 Negative List”). We do not intend to conduct any types of business activities restricted or prohibited under the 2022 Negative List in the future. However, it is unclear whether any updated “negative list” to be published by the State Council in the future will be different from the 2022 Negative List.

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The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the shares of common stock to significantly decline in value or become worthless.

Our business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government has significant authority to intervene or influence the China operations of an offshore holding company at any time, which could result in a material adverse change to our operations and the value of the shares of common stock. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in China-based issuers. Any such action may hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our business operations, and damage our reputation, which could cause the shares of common stock to significantly decline in value or become worthless. See also “—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.”

Risks Related to Our Business

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our production facilities, research and development initiatives and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services. Our planned growth includes the increase of our line of products and expansion of sales in our existing markets as well as new markets over the next few years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

●	the continued acceptance of our products and services by the pharmaceutical markets;

●	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

●	the costs associated with such growth, which are difficult to quantify, but could be significant;

●	rapid technological change; and

●	the highly competitive nature of the pharmaceutical industries.

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If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services. Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, which could adversely affect our relationship with our customers and reduce our revenues.

There can be no assurance that we can sustain or increase profitability.

There can be no assurance that we can attain or increase profitability. Unanticipated problems, expenses, and delays are frequently encountered in developing and marketing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. We may not achieve our business growth objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations. In addition, we expect to incur additional general and administrative expenses as a public company in the United States which could also have a negative impact on our future profitability.

Our growth strategy includes the pursuit of acquisitions and new product development which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Our business strategy includes growth through strategic acquisitions of one or more complimentary businesses and the development of new products and technologies. Growth through acquisitions and/or new product development will involve significant expenditures of capital and other resources and involve significant risks. Developing new pharmaceutical products will result in research and development costs that may achieve no tangible results and will adversely affect our future profitability. In addition, any acquisition or combination that we consummate will likely involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, future acquisitions or combinations by the company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects. Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We maintain purchase orders for the sales of our products to our customers. Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

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We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We generally rely on a limited number of suppliers for most of the primary materials used in our products. Our suppliers may not be able to supply the necessary materials without interruption and we may not have adequate remedies for such failure, which could result in a shortage of our products. If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier. In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner. The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense. Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products. Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

We are subject to a number of risks associated with our indebtedness, including:

●	we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

●	it may be more difficult and expensive to obtain additional funds through financings, if available at all;

●	we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

●	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

The loss of one or more members of our management team or other key employees could affect our ability to successfully grow our business.

Our success and future growth depends to a significant degree on the skills and continued services of our management team and other key employees. We do not currently have an employment agreement with any of our executive officers, nor do we currently maintain key person life insurance. If one or more members of our management or other key employees were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects. In addition, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

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We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Risks Related to our Common Stock and this Offering

The market price of our common stock may be volatile due to numerous circumstances beyond our control.

The market price for our common stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese and global silk product markets;

●	our capability to match and compete with product and technology innovations in the industry;

●	changes in the economic performance or market valuations of other companies in the same industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar;

●	natural disasters, fires, explosions, acts of terrorism or war, or disease or other adverse health developments, including those related to the COVID-19 pandemic; and

●	general economic or political conditions in or impacting China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result of this volatility, investors that purchase our common stock in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines. Furthermore, the potential extreme volatility may confuse the public investors of the value of our common stock, distort the market perception of our stock price, our financial performance, public image, and negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

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Our common stock may in the future be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may in the future be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not listed on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our subsidiaries. Our subsidiaries may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

You may experience immediate and substantial dilution in the net asset book value per share of the common stock as an existing stockholder.

As we sell an aggregate of 14,985,000 shares of our common stock for aggregate net proceeds of $8,196,750 after deducting the estimated offering expenses payable by us, if you hold our shares of common stock immediately prior to this offering, you will experience immediate dilution of approximately $2.68 per share. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur as an existing stockholders of ours as a result of this offering.

S-27

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for mergers and acquisitions, and general corporate purposes. However, our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

Future sales or the potential for future sales of our securities may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common stock.

S-28

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8,196,750, after deducting the estimated offering expenses payable by us.

We intend to use approximately 80% of the net proceeds from the sale of the common stock offered by this prospectus for mergers and acquisitions, and 20% for general corporate purposes. As of the date of this prospectus supplement, we have identified a potential target company providing a wide range of medical services in China, with specialties in internal medicine, obstetrics and gynecology, pediatrics, and emergency medicine. We have entered into a non-binding letter of intent with this target company.

Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities may be set forth in the prospectus supplement relating to the offering. See “Risk Factors — We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.”

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and capitalization as of March 31, 2024. Such information is set forth on the following basis:

●	on an actual basis; and

●	on a pro forma as adjusted basis to give effect to the sale by us of 1,400,000 shares of common stock under the SPA dated June 20, 2024 at a price of US$5.00 per share, representing aggregate proceeds of US$7.0 million, the sale by us of 1,869,160 shares of our common stock under the Underwriting Agreement dated July 11, 2024 at a public offering price of $1.07 per share, representing net proceeds of US$1,688,051, after deducting underwriting discounts and estimated offering expenses payable of $311,950 by us, and the sale by us of 14,985,000 shares of our common stock in this offering at a purchase price of $0.55 per share, representing net proceeds of US$8,196,750, after deducting the estimated offering expenses payable of $45,000 by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2024 (in U.S. dollars, except per share data)
	Actual	Pro Forma As Adjusted
Cash	$565,483	$17,450,284
Convertible notes payable	14,824,553	14,824,553
Total stockholders’ equity
Common stock, par value $0.001 per share, 150,000,000 shares authorized; 6,445,963 shares issued and outstanding;	6,446	24,700
Additional paid-in capital	65,838,839	65,838,839
Subscription Receivable	(178,332)	(178,332)
Subscribed Common Stock	285,714	285,714
Statutory Reserve	4,198,107	4,198,107
Accumulated deficit	(34,045,415)	(34,045,415)
Accumulated other comprehensive loss	(112,630)	(112,630)
Total Stockholders’ Equity of Shineco, Inc.	35,992,729	52,877,530
Non-controlling interest	10,711,312	10,711,312
Total stockholders’ equity	$46,704,041	63,588,842
Total capitalization	$61,528,594	78,413,395

S-29

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net asset book value per share of our common stock after this offering. We calculate net asset book value per share by dividing our net assets by the number of shares of our common stock issued and outstanding as of March 31, 2024.

Our historical net asset book value as of March 31, 2024 was $35,992,729, or approximately $5.58 per share of our common stock. After giving effect to the sale by us of 1,400,000 shares of common stock under the SPA dated June 20, 2024 at a price of US$5.00 per share, which transaction was consummated on July 8, 2024 and the Company received an aggregate proceeds of US$7.0 million, the sale by us of 1,869,160 shares of common stock under the Underwriting Agreement dated July 11, 2024 at a price of US$1.07 per share, which transaction was consummated on July 15, 2024 and the Company received the net proceeds of US$1,688,051, after deducting the underwriting discounts and estimated offering expenses payable by us, and the sale of our common stock in the aggregate amount of $8,241,750 in this offering, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net asset book value as of March 31, 2024 would have been approximately $52,877,530, or approximately $2.90 per share of our common stock. This represents an immediate dilution in the net asset book value of $2.68 per share of our common stock to our existing stockholders and an immediate increase in net asset book value of approximately $2.35 per share of our common stock to new investors. The following table illustrates per share dilution:

Public offering price per share	$0.55
Pro forma net asset book value per share as of March 31, 2024	$5.58
Dilution in pro forma net asset book value per share attributable to this offering	$2.68
Pro forma as adjusted net asset book value per share as of March 31, 2024, after giving effect to this offering	$2.90
Increase per share to new investors participating in this offering	$2.35

The information above is based on 6,445,963 shares of our common stock outstanding as of March 31, 2024.

To the extent that outstanding options are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering shares of common stock to purchase shares of common stock pursuant to this prospectus supplement and the accompanying prospectus. The following is a summary of the rights of the Company’s common stock.

Our Common Stock

As of September 9, 2024, there were 16,951,726 shares of our common stock issued and outstanding, held of record by approximately 191 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Subject to preferential rights with respect to any future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights. The common stock has no cumulative voting rights, including with respect to the election of directors.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees, or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203 of the DGCL) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

Quotation

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “SISI”.

Transfer Agent

The transfer agent and registrar for our common stock is Transhare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Fl. 33764, and its telephone number is (303) 662-1112.

S-31

PLAN OF DISTRIBUTION

This is a self-underwritten offering. We have entered into the Purchase Agreement with the investors, pursuant to which we will sell to the investors our common stock at the aggregate offering price of US$8,241,750 in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of and the prospects for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Purchase Agreement directly with 22 investors on August 22, 2024, and we will only sell to the 22 investors who have entered into the Purchase Agreement with us. Pursuant to the Purchase Agreement, the 22 investors agree to purchase, and we agreed to issue and sell to them, an aggregate of 14,985,000 shares of our common stock at a purchase price of $0.55 per share and for an aggregate purchase price of $8,241,750. We expect to receive net proceeds of US$8,196,750 after deducting the offering expenses payable of US$45,000 by us. See “The Offering—Purchase Agreement.”

We expect that delivery of our common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September 10, 2024, subject to customary closing conditions.

We will bear all fees and expenses incident to our obligation to register the shares sold pursuant to the Purchase Agreement. We will pay all costs, fees and expenses incurred in connection with the registration of the shares of our common stock offered herein, including, without limitation, all SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, blue sky fees and expenses.

S-32

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Hunter Taubman Fischer & Li LLC. Certain legal matters as to PRC laws will be passed upon for us by Beijing Yingke Law Firm.

EXPERTS

The financial statements of as of and for the years ended June 30, 2023 and June 30, 2022 appearing in its Annual Report on Form 10-K for the year ended June 30, 2023, have been audited by AssentSure PAC, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

We make available free of charge on or through our Internet website https://www.biosisi.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. The references to the Company’s corporate website in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common stock.

S-33

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K (and exhibits filed on such form that are related to such items):

●	our Annual Report on Form 10-K for the year ended June 30, 2023 (filed on September 28, 2023);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2023 (filed on November 14, 2023); December 31, 2023 (filed on February 8, 2024); and March 31, 2024 (filed on May 15, 2024);

●	our Current Reports on Form 8-K filed on June 30, 2023, July 24, 2023, September 21, 2023, November 17, 2023, December 1, 2023, December 21, 2023, December 27, 2023, December 28, 2023, January 4, 2024, February 5, 2024, February 16, 2024, March 12, 2024, April 30, 2024, June 14, 2024, June 21, 2024, June 26, 2024, July 11, 2024, July 11, 2024, July 17, 2024 and August 28, 2024;

●	our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of stockholders, filed with the SEC on January 16, 2024; and

●	the description of the common stock, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the SEC on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement prospectus and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by contacting us at:

SHINECO, INC.

Attention: Jennifer Zhan

T1, South Tower, Jiazhaoye Square, Chaoyang District,

Beijing, People’s Republic of China 100022

(+86) 10-87227366

S-34

PROSPECTUS

$100,000,000

Shineco, Inc.

Common Stock

Preferred Stock

Warrants

Rights

Debt Securities

Units

Shineco, Inc., a Delaware corporation (“Shineco”), may from time to time, in one or more offerings at prices and on terms that Shineco may determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time Shineco offers and sells securities, Shineco will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Shineco’s common stock is listed on the Nasdaq Capital Market under the symbol “SISI.” On June 1, 2022, the closing price of Shineco’s common stock was $1.68 per share. As of the date of this prospectus, none of the other securities that Shineco may offer by this prospectus is listed on any national securities exchange or automated quotation system.

As of June 1, 2022, the aggregate market value of Shineco’s outstanding common stock held by non-affiliates is approximately $29.4 million, based on 10,842,585 shares of outstanding common stock as of June 1, 2022, of which 10,759,291 shares were held by non-affiliates, and a per share price of $2.74 based on the closing sale price of our common stock on April 4, 2022. Shineco has not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The securities offered by this prospectus involve a high degree of risks. Shineco is a holding company incorporated in Delaware. As a holding company with no material operations of its own, Shineco conducts a substantial amount of its operations through the operating entities established in the People’s Republic of China (the “PRC”), primarily the variable interest entities (the “VIEs”) and its operating subsidiaries in China. Shineco does not directly hold any equity ownership of the VIEs. Instead, Shineco controls and receives the economic benefits of the VIEs’ business operations through certain contractual arrangements. The common stock offered in this prospectus is the capital stock of Shineco, the Delaware holding company that maintains series of service agreements with the four operating VIEs, and owns majority equity interest in two operating subsidiaries and all of the equity interest in one operating subsidiary. The contractual arrangements with respect to the VIEs are not equivalent to an equity ownership in the business of the VIEs but are used to replicate foreign investments in China-based companies where Chinese law prohibit or limit direct foreign investment in Chinese companies belonging to certain categories. Any references to control or benefits that accrue to Shineco because of the VIEs are limited to, and subject to conditions we have satisfied for consolidation of the VIEs under U.S. GAAP. The VIEs are consolidated for accounting purposes but none of them is an entity in which Shineco owns equity. Shineco does not conduct any active operations and is the primary beneficiary of the VIEs for accounting purposes. You are not investing in any of Shineco’s subsidiaries or the VIEs and you may never directly hold equity interests in any of Shineco’s Chinese operating companies.

In addition, the contractual agreements with each of the four VIEs have not been tested in court in China and this structure involves unique risks to investors. For example, the PRC government could disallow the VIE arrangements, which would likely result in a material change in Shineco’s structure and significant change in the value of the securities Shineco is registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a description of the corporate structure and VIE contractual arrangements, see “Corporate Structure” on Page 5. See also “Risk Factors – Risks Related to our Corporate Structure” on Page 13. For a description of the risks involved in investing in Shineco’s securities, see “Risk Factors” beginning on page 11, in addition to risk factors contained in the applicable prospectus supplement.

Because of Shineco’s corporate structure, the Company is subject to the risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, there is no laws, regulations or other rules that require the China based operating entities to obtain permission or approvals from any Chinese authorities to list or continue listing Shineco or its affiliate’s securities on U.S. stock exchanges, and nor does Shineco have received or was denied such permission. However, there is no guarantee that Shineco will receive or not be denied permission from Chinese authorities to continue listing on U.S. exchanges in the future.

Shineco is also subject to the legal and operational risks associated with being based in and having the majority of its operations in China. These risks could result in material changes in operations, or a complete hindrance of Shineco’s ability to offer or continue to offer its securities to investors, and could cause the value of Shineco’s securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the PRC State Internet Information Office issued the Measures of Cybersecurity Review, which requires cyberspace companies with personal information of more than one (1) million users that want to list their securities on a non-Chinese stock exchange to file a cybersecurity review with the Office of Cybersecurity Review of China. On December 28, 2021, a total of thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Measures of Cybersecurity Review, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because our current operations do not possess personal information from more than one million users at this moment, Shineco does not believe that it is subject to the cybersecurity review by the CAC.

As of the date of this prospectus, neither the Measures of Cybersecurity Review nor the anti-monopoly regulatory actions has impacted Shineco’s ability to conduct its business, accept foreign investments, or continue its listing on Nasdaq or on another non-Chinese stock exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact the Company’s overall business and financial outlook. In summary, the recent statements and regulatory actions by China’s government related to the use of variable interest entities and data security or antimonopoly concerns have not affected our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on Shineco’s daily business operation, the ability to accept foreign investments and list on a U.S. or non-Chinese exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require Shineco or any of its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors - Risks Associated With Doing Business in China” on page 16.

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation on or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

Instead of a Chinese operating company, Shineco is a holding company incorporated in the State of Delaware. You will be purchasing the shares of common stock of Shineco, the domestic holding company with offshore subsidiaries and affiliates pursuant to this registration statement. You are not directly investing in any of our Affiliated Entities. “WFOE” or “Beijing WFOE” shall hereinafter refer to Beijing Tenet-Jove Technological Development Co., Ltd., a Chinese company and wholly-owned subsidiary of Shineco. Through the four sets of VIE agreements, WFOE controls the following Chinese operating entities: Shineco Zhisheng (Beijing) Biotechnology Co., Ltd. (referred hereinafter as “Zhisheng Biotech”), Yushe County Guangyuan Forest Development Co., Ltd. (“Guangyuan Forest”), Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (“Zhihesheng”), Yantai Zhisheng International Freight Forwarding Co., Ltd. (“Yantai Zhisheng”). Each of the four companies listed above is a Chinese operating company, each referred as a “VIE” and collectively the “VIEs.” Furthermore, Yantai Zhisheng owns 100% outstanding equity interest in Yantai Zhisheng International Freight Forwarding Co., Ltd. Qingdao Sub (“Qingdao Sub”), an operating company formed under the Chinese laws. With respect to subsidiaries held through direct ownership, WFOE currently holds 90% equity interest in Tianjin Tenet Huatai Technological Development Co., Ltd. (hereinafter referred as “Tianjin Tenet Tech”), a company formed under the laws of China, 100% equity interest in Beijing Tianyi Xinma Biotechnology Co., Ltd. (“Tianyi Xinma”), a Chinese company, and 77.4% equity interest in Tianjin Tajite E-commerce Co., Ltd. (“Tajite E-commerce”), a company formed under the laws of China. All references to the “Company,” “Group,” “registrant,” “SISI” or similar terms used in this registration statement refer to Shineco, WFOE, Tianjin Tenet Tech, Tianyi Xinma, Tajite E-commerce, any other consolidated subsidiaries of Shineco, VIEs and all of the consolidated subsidiaries of the VIEs, unless the context otherwise indicates. “Affiliated Entities” shall refer to the WFOE, Tianjin Tenet Tech, Tianyi Xinma, Tajite E-commerce, each VIE and the consolidated subsidiaries of each VIE.

Shineco’s operating subsidiaries and the VIEs receive substantially all of the Company’s revenue in RMB. Under our current corporate structure of mixed ownership and VIE arrangement, the WFOE has paid some of Shineco’s expenses and Shineco has from time to time transferred cash to WFOE to fund WFOE and other subsidiaries’ or VIEs’ operations. As of the date of this prospectus, none of Shineco, our subsidiaries and the VIEs have the intention to distribute earnings on any corporate level nor settle amounts owed under the VIE agreements in the near future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, neither the VIEs nor consolidated subsidiaries have made any transfers of cash, dividends or distributions to Shineco or shareholders of Shineco.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shineco may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. Shineco can sell the securities through agents, underwriters, or dealers only with the delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated June 10, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Shineco filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, Shineco may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time Shineco sells securities, Shineco will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that Shineco make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

Instead of a Chinese operating company Shineco is a holding company incorporated in the State of Delaware. You will be purchasing the shares of common stock of Shineco, the domestic holding company with offshore subsidiaries and affiliates pursuant to this registration statement. You are not directly investing in any of our Affiliated Entities. “WFOE” or “Beijing WFOE” shall hereinafter refer to Beijing Tenet-Jove Technological Development Co., Ltd., a Chinese company and wholly-owned subsidiary of Shineco. Through the four sets of VIE agreements, WFOE controls the following Chinese operating entities: Shineco Zhisheng (Beijing) Biotechnology Co., Ltd. (referred hereinafter as “Zhisheng Biotech”), Yushe County Guangyuan Forest Development Co., Ltd. (“Guangyuan Forest”), Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (“Zhihesheng”), Yantai Zhisheng International Freight Forwarding Co., Ltd. (“Yantai Zhisheng”). Each of the four companies listed above is a Chinese operating company, each referred as a “VIE” and collectively the “VIEs.” Furthermore, Yantai Zhisheng owns 100% outstanding equity interest in Yantai Zhisheng International Freight Forwarding Co., Ltd. Qingdao Sub (“Qingdao Sub”), an operating company formed under the Chinese laws. With respect to subsidiaries held through direct ownership, WFOE currently holds 90% equity interest in Tianjin Tenet Huatai Technological Development Co., Ltd. (hereinafter referred as “Tianjin Tenet Tech”), a company formed under the laws of China, 100% equity interest in Beijing Tianyi Xinma Biotechnology Co., Ltd. (“Tianyi Xinma”), a Chinese company, and 77.4% equity interest in Tianjin Tajite E-commerce Co., Ltd. (“Tajite E-commerce”), a company formed under the laws of China. All references to the “Company,” “Group,” “registrant,” “SISI” or similar terms used in this registration statement refer to Shineco, WFOE, Tianjin Tenet Tech, Tianyi Xinma, Tajite E-commerce, any other consolidated subsidiaries of Shineco, VIEs and all of the consolidated subsidiaries of the VIEs, unless the context otherwise indicates. “Affiliated Entities” shall refer to the WFOE, Tianjin Tenet Tech, Tianyi Xinma, Tajite E-commerce, each VIE and the consolidated subsidiaries of each VIE.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets, or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates, and opinions on the date the statements are made and Shineco undertakes no obligation to update forward-looking statements if these beliefs, estimates, and opinions or other circumstances should change, except as may be required by applicable law. Although Shineco believes that the expectations reflected in the forward-looking statements are reasonable, Shineco cannot guarantee future results, levels of activity, performance, or achievements.

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THE COMPANY

Overview

Shineco is a Delaware holding company that uses our subsidiaries’ and the variable interest entities’ (“VIEs”) vertically and horizontally integrated production, distribution, and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce, and specialized textiles. Our health and well-being focused plant-based products business is divided into two major segments:

Zhisheng Group

Three VIEs, Zhisheng Biotech, Yantai Zhisheng and Zhihesheng, together forming the “Zhisheng Group,” engage in the business of organic agricultural products, principally yew trees, as well as providing logistics services for all of the agricultural products we produce. Since 2013, this segment is focusing its efforts on the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of anti-cancer medication as well as ornamental bonsai trees, which are known to have the effect of purifying indoor air quality. We currently cultivate and sell yew trees but do not currently process yew into Chinese or Western medicines. The entities composing the Zhisheng Group are currently focusing on researching, developing and cultivating organic produce, yew ecological products and other native plants. The operations of this segment are focused in the East region of Mainland China, principally Shandong Province, and in Beijing where we have newly developed over 100 acres of modern greenhouses for cultivating yew and other plants. Yantai Zhisheng and its subsidiary primarily provide logistic services to the Zhisheng Group but also serve other customers independent from the Zhisheng Group with respect to long distance transportation needs. This segment accounted for approximately 96% of our revenue for the year ended June 30, 2021.

Tianjin Tenet Huatai

Through WFOE and Tianjin Tenet Huatai, the Company develops and distributes specialized textiles and health supplements derived from a native Chinese plant Apocynum venetum, grown in the Xinjiang region of China and known in Chinese as “Luobuma” or “bluish dogbane” and referred to herein as Luobuma. This plant has traditionally been used in China both internally and externally for centuries to treat high blood pressure, depression, dizziness, pain, insomnia, and other common ailments. The stems of Luobuma serve as raw material for fiber used in textile production, and the leaves serve as raw material for pharmaceutical drugs.

The companies of this segment, WFOE and Tianjin Tenet Huatai, specialize in Luobuma sourcing and developing Luobuma byproducts. With rich experience and broad channels in the Chinese domestic market, we believe that we are one of the leaders in Luobuma textile sales in China. This segment’s operations are focused in the north region of Mainland China, mostly carried out in Xinjiang and Tianjin. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material.

In addition to developing textile products, we expect to use our high-pressure steam degumming process to extract other Luobuma byproducts we intend to commercialize and distribute: flavonoids, xylooligosaccharides (XOS), edible pectin, fiberboard, and organic fertilizer. The traditional method of degumming Luobuma only produces Luobuma fiber, whereas our high-pressure steam degumming process produces these five additional Luobuma byproducts. Flavonoids are organic compounds widely distributed in plants, and flavonoid-rich Luobuma extract can be used in the manufacture of many pharmaceuticals. Xylooligosaccharides, or XOS, is a sugar that can be used as a food additive that provides various health benefits like lowering glucose levels. Pectin is a thickener and stabilizer used in food, beverages and cosmetics, as well as a gelling agent for jellies. Fiberboard is a type of engineered wood alternative that is made out of Luobuma fibers; it is used widely for furniture manufacturing and packaging. This segment accounted for approximately 4% of our revenue for the year ended June 30, 2021.

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Ankang Longevity Group - Discontinued Operations and Guangyuan Forest- the Newly Acquired Operations

The companies of this former segment, Ankang Longevity Group, operate 66 cooperative retail pharmacies throughout Ankang, a city in southern Shanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China.

On August 16, 2021, WFOE, completed the previously announced acquisition pursuant to the Restructuring Agreement dated June 8, 2021. Pursuant to the terms of the Restructuring Agreement, (i) the Company transferred all of its rights and interests in Ankang Longevity to Yushe County Guangyuan Forest Development Co., Ltd. (“Guangyuan Forest”)’s Shareholders in exchange for the control of 100% of equity interests in Guangyuan Forest, which composes of one group of similar identifiable assets; (ii) WFOE entered a Termination Agreement with Ankang Longevity and the Ankang Shareholders; (iii) as a consideration to the Restructuring Agreement and based on a valuation report on the equity interests of Guangyuan Forest issued by an independent third party, WFOE relinquished all of its rights and interests in Ankang Longevity and transferred those rights and interests to the Guangyuan Shareholders; and (iv) Guangyuan Forest and the Guangyuan Shareholders entered into a series of variable interest entity agreements with WFOE. The assets and liabilities of the entities of Ankang Longevity Group have been reclassified as “assets of discontinued operations” and “liabilities of discontinued operations” within current and non-current assets and liabilities, respectively, on the consolidated balance sheets as of June 30, 2021 and 2020. The results of operations of Ankang Longevity have been reclassified to “net income (loss) from discontinued operations” in the consolidated statements of loss and comprehensive loss for the years ended June 30, 2021 and 2020. Guangyuan is engaged in the business of landscaping, afforestation, road greening, scenic greening, garden engineering, landscaping construction, and green afforestation, especially in planting fast-growing bamboo willows and scenic greening trees. The operations of this segment are located in the North regions of Mainland China, mostly carried out in Shanxi Province, where Guangyuan has developed over 350 acres of farmland for cultivating bamboo willows and other plants.

Our products are only sold domestically in China. From Chinese herbal medicines, organic agricultural produce, to specialized textiles, we believe that China remains one of the world’s most attractive markets. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as evidenced in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

Our principal executive offices are located at Room 3310, North Tower, Zhengda Center, No. 20, Jinhe East Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-59246103.

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Corporate Structure

The chart below depicts the corporate structure of the Company as of the date of this prospectus.

There are a number of uncertainties regarding the status of the rights of the Delaware holding company with respect to its contractual arrangements with the VIEs, its founders and owners, including whether the PRC legal system could limit our ability to enforce these contractual agreements due to uncertainties under Chinese law and jurisdictional limits.

Contractual Arrangements with Each VIE

Shineco conducts its business through a combination of contractual arrangements with PRC operating companies and equity ownership of PRC subsidiaries. Shineco uses contractual relationships since a direct investment by foreign-owned companies like Shineco is prohibited or restricted under the PRC laws because of the respective industries the four VIEs are in. Where Shineco operates its business through such contractual relationships, it is subject to risks related to such operation.

The principal regulation governing foreign ownership of businesses in the PRC is the Foreign Investment Industrial Guidance Catalogue, effective as of April 10, 2015 (the “Catalogue”). The Catalogue classifies various industries into three categories: encouraged, restricted and prohibited. Shineco is engaged in businesses and industries where direct foreign investment is expressly prohibited: the preparation of traditional Chinese medicines in small pieces ready for decoction.

Due, in part, to the regulations on foreign ownership of PRC businesses, neither Shineco nor our subsidiaries own any equity interest in the Zhisheng Group, with which WFOE has entered into one set of VIE agreements respectively with each following Chinese operating companies: Zhisheng Biotech, Yantai Zhisheng and Zhihesheng. In addition, as a result of the Restructuring Agreement dated June 8, 2021, WFOE entered into the series of VIE agreements with Guangyuan Forest and its shareholders on the same date. Instead of direct ownership, Shineco controls and receives the economic benefits of each VIEs’ business operations through a series of contractual arrangements. WFOE, each of the four VIEs and their shareholders have entered into a series of contractual arrangements, also known as VIE Agreements.

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Each set of the VIE Agreements is described below and consist of, for each of the Zhisheng Group and Guangyuan Forest, (a) exclusive business cooperation agreements, (b) equity interest pledge agreements, (c) exclusive option agreements, and (d) powers of attorney. As an overview, these agreements taken together are designed to allow Shineco to manage the operations of each of the VIEs and to receive all of the net income of such VIEs in return therefor. To secure WFOE’s interest in the VIEs, the equity interest pledges and option agreements and the powers of attorney are designed to allow WFOE to step in and convert its contractual interest into an equity interest in the event we determine that doing so is warranted.

The following is a summary of the common contractual arrangements that provide us with effective control of the four VIEs and that enable us to receive substantially all of the economic benefits from their operations.

Exclusive Business Cooperation Agreements

WFOE entered into an Exclusive Business Cooperation Agreement with Zhisheng Biotech, Yantai Zhisheng, Zhihesheng, and Guangyuan Forest on February 24, 2014, June 16, 2011, May 24, 2012, and June 8, 2021, respectively. WFOE is currently managing each VIE pursuant to the terms of each of the four Exclusive Business Cooperation Agreements.

Pursuant to substantially identical Exclusive Business Cooperation Agreements between each VIE and WFOE, WFOE provides each VIE with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, each VIE has granted an irrevocable and exclusive option to WFOE to purchase from such VIE, any or all of its assets, to the extent permitted under applicable PRC law. WFOE may exercise, at its sole discretion, the option to purchase from each VIE any or all of such VIE’s assets at the lowest purchase price permitted by PRC law. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. WFOE shall own all intellectual property rights that are developed during the course of each Exclusive Business Cooperation Agreement. For services rendered to each VIE by WFOE under the agreement to which such VIE is a party, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of such VIE.

Each Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is extended or terminated by WFOE, which may be done unilaterally, except in the case of gross negligence or fraud, in which case the VIE may terminate the agreements. Pursuant to each such agreement, WFOE has absolute authority relating to the management of each VIE, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Although the Exclusive Business Cooperation Agreements do not prohibit related party transactions, the audit committee of Shineco will be required to review and approve in advance any related party transactions, including transactions involving WFOE or any VIE. To continue the contractual control of Zhihesheng, WFOE entered into an amendment dated April 24, 2022 to the Exclusive Business Cooperation Agreement with Zhihesheng to extend the term of such Agreement for additional twenty (20) years from May 23, 2022. Similarly, to continue the contractual control of Yantai Zhisheng, WFOE entered into an amendment dated June 1, 2021 to the Exclusive Business Cooperation Agreement with Yantai Zhisheng to extend the term of such Agreement for additional twenty (20) years from June 15, 2021.

Equity Interest Pledge Agreements

Under the Equity Interest Pledge Agreements among the WFOE, each VIE and each group of shareholders of the VIE, the shareholders pledged all of their equity interests in each such VIE to WFOE to guarantee the performance of such VIE’s obligations under the respective Exclusive Business Cooperation Agreement. Under the terms of each agreement, in the event that the VIE or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement to which they are a party, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Each VIE’s shareholders also agreed that upon occurrence of any event of default, as set forth in the applicable Equity Interest Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. Each VIE’s shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest in the applicable VIE.

Each Equity Interest Pledge Agreement shall be effective until all payments due under the related Exclusive Business Cooperation Agreement have been paid by the VIE party thereto. WFOE shall cancel or terminate an Equity Interest Pledge Agreement upon a VIE’s full payment of fees payable under its applicable Exclusive Business Cooperation Agreement.

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Exclusive Option Agreements

Under the Exclusive Option Agreements, shareholders of each VIE irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in each VIE. The option price is equal to the capital paid in by the applicable VIE shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. The option purchase price shall increase in case the applicable VIE shareholders make additional capital contributions to such VIE.

Each agreement remains effective for a term of ten years and may be unilaterally renewed at WFOE’s election. WFOE, Zhihesheng and all of the shareholders of Zhihesheng entered into an amendment dated April 25, 2022 to the Exclusive Option Agreement to extend the term of such Agreement for additional twenty (20) years from May 23, 2022. Yantai Zhisheng, WFOE and all of the shareholders of Yantai Zhisheng entered into an amendment dated June 1, 2021 to the Exclusive Option Agreement with Yantai Zhisheng to extend the term of such Agreement for additional twenty (20) years from June 15, 2021.

Powers of Attorney

Under the Powers of Attorney, the shareholders of each VIE authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders of the respective VIEs, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of the respective VIEs.

Summary of challenges and risks involved in the VIE Arrangements and enforcing the VIE Agreements

Because Shineco does not hold equity interests in the VIEs, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the VIEs. We are also subject to the risks of the uncertainty that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and the value of our shares of common stock may depreciate significantly. The arrangements of VIE Agreements are less effective than direct ownership due to the inherent risks of the VIE structure and that Shineco may have difficulty in enforcing any rights it may have under the VIE agreements with the VIEs, its founders and shareholders in the PRC because all of the VIE agreements are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States, and where the Chinese government has significant oversight and discretion over the conduct of Shineco’s business and may intervene or influence Shineco’s operations at any time with little advance notice, which could result in a material change in our operations and/or the value of your common stock. Furthermore, these VIE agreements may not be enforceable in China if the PRC authorities or courts take a view that such VIE agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, Shineco may not be able to exert effective control over the VIEs and Shineco’s ability to conduct its business may be materially and adversely affected. Any references to control or benefits that accrue to Shineco because of the VIEs are limited to, and subject to conditions we have satisfied for consolidation of the VIEs under U.S. GAAP. The VIEs are consolidated for accounting purposes but none of them is an entity in which Shinceco owns equity. Shineco does not conduct any active operations and is the primary beneficiary of the VIEs for accounting purposes. See “Risk Factors — Risks Relating to Our Corporate Structure”, “Risk Factors — Risks Associated With Doing Business in China” and “Risk Factors — Risks Relating to Investment in Our Common Stock” for more information.

Asset Transfer and Dividend Distribution Among Shineco, its Subsidiaries and the VIEs

As of the date of this prospectus, Shineco, any of its subsidiaries or any of the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. None of Shineco, its subsidiaries and the VIEs have the intention to distribute earnings on any corporate level nor settle amounts owed under the VIE agreements in the near future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

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However, under our current corporate structure of mixed ownership and VIE arrangement, the WFOE has paid some of Shineco’s expenses and Shineco has from time to time transferred cash to WFOE to fund WFOE and other subsidiaries’ or VIEs’ operations. For the year ended June 30, 2021, Shineco transferred cash in the total amount of $787,885 to WFOE and WFOE paid expense approximately $636,887 on behalf of Shineco. For the year ended June 30, 2020, Shineco transferred cash in the aggregate amount of $1,052,677 to the WFOE and WFOE paid $669,403 to Shineco’s creditors on behalf of Shineco. The assets transfer was for business operation purposes. There was no distribution of earnings by the PRC operating subsidiaries to Shineco during the years ended June 30, 2021 and 2020, respectively.

Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Shineco is allowed to pay dividends in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for Shineco’s accounts with little advance notice.

COVID-19 Impact

The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. In accordance with the epidemic control measures imposed by the local governments related to the COVID-19 pandemic, our offices and retail stores remained closed or had limited business operations after the Chinese New Year holiday until early April 2020. In addition, the COVID-19 pandemic had caused severe disruptions in transportation, limited access to our facilities and limited support from workforce employed in our operations, and as a result, we experienced delays or the inability to delivery our products to customers on a timely basis. Further, some of our customers or suppliers experienced financial distress, delayed or defaults on payment, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. Any decreased collectability of accounts receivable, delayed raw materials supply, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations. Wider-spread COVID-19 in China and globally could prolong the deterioration in economic conditions and could cause decreases in or delays in spending and reduce and/or negatively impact our short-term ability to grow our revenue.

Although we have used all reasonable efforts to adopt measures to overcome the adverse impact of the COVID-19 pandemic and resumed our normal business activities in early May 2020, the outbreak had a negative impact on our operating results during the year ended June 30, 2021. See our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. As of the date of this prospectus, the COVID-19 pandemic in China appears to be under control. While we expect this matter to continue to negatively impact our business, results of operations, and financial position, the related financial impact and the duration of such impact cannot be reasonably estimated at this time.

Recent Regulatory Development

Permissions from the PRC Authorities to Issue Our Common Stock to Foreign Investors

As of the date of this prospectus, Shineco, our subsidiaries and the VIEs, (1) are not required to obtain any permission from any PRC authorities to offer, sell or issue our common stock to non-Chinese investors, (2) are not covered by the permission requirements from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”), or any other regulatory agency that is required to approve of the VIEs’ operations, and (3) have not received nor been denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain whether and when we, any of our subsidiaries or the VIEs, will be required to obtain any permission from the PRC government to list or continue listing on a U.S. stock exchange in the future, and even when we obtain such permission, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities required for overseas listings.

If (i) we, our subsidiaries or the VIEs inadvertently conclude that any of such permission was not required or (ii) it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for maintaining listing of our securities on Nasdaq, we will actively seek such permissions or approvals but may face sanctions by the CSRC, CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt offerings before settlement and delivery of our securities. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. In the event that we failed to obtain such required approvals or permissions, it would be likely that our securities would be delisted from the Nasdaq or any other foreign exchange our securities are listed then.

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The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 18, 2020, the Holding Foreign Companies Accountable Act or HFCAA was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. As a result of the HFCAA, trading in Shineco’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate Shineco’s auditor. Furthermore, in June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years.

Our auditor, an independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our newly engaged auditor Assensture PAC is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following historical statements of operations and statements of cash flows for the fiscal years ended June 30, 2020 and June 30, 2021, and balance sheet data as of June 30, 2020 and June 30, 2021, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future.

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

	For the Year Ended June 30, 2021
	Shineco, Inc. (US)	Subsidiaries (PRC)	VIE and VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total

Revenues	$-	$98,250	$11,008,981	$-	$11,107,231
Loss for equity method investment	$(29,425,564)	$-	$-	$29,425,564	$-
Loss from VIEs and VIE’s subsidiaries	-	(27,754,161)	-	27,754,161	-
Net loss	$(31,445,447)	$(29,457,650)	$(28,333,061)	$57,179,725	$(32,056,433)
Net loss attributable to non-controlling interest	$-	$(32,086)	$(578,900)	$-	$(610,986)
Net loss attributable to Shineco, Inc.	$(31,445,447)	$(29,425,564)	$(27,754,161)	$57,179,725	$(31,445,447)

	For the Year Ended June 30, 2020
	Shineco, Inc. (US)	Subsidiaries (PRC)	VIE and VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total

Revenues	$-	$105,063	$23,579,563	$-	$23,684,626
Loss for equity method investment	$(4,320,528)	$-	$-	$4,320,528	$-
Loss from VIEs and VIE’s subsidiaries	$-	$(197,776)	$-	$197,776	$-
Net loss	$(6,628,672)	$(4,368,762)	$(31,411)	$4,518,304	$(6,510,541)
Net income (loss) attributable to non-controlling interest	$-	$(48,234)	$166,365	$-	$118,131
Net loss attributable to Shineco, Inc.	$(6,628,672)	$(4,320,528)	$(197,776)	$4,518,304	$(6,628,672)

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2021
	Shineco, Inc. (US)	Subsidiaries (PRC)	VIE and VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total
Cash and cash equivalents	$2,919,777	$39,149	$26,065,468	$-	$29,024,394
Due from intercompanies	$13,983,763	$-	$-	$(13,983,763)	$-
Total current assets	$17,027,039	$1,603,557	$44,631,744	$(13,983,763)	$49,278,577
Investments in subsidiaries	$31,807,947	$-	$-	$(31,807,947)	$-
Benefits through VIEs and VIE’s subsidiaries	$-	$41,279,131	$-	$(41,279,131)	$-
Total non-current assets	$31,807,947	$43,726,523	$9,592,630	$(73,087,078)	$12,040,022
Total Assets	$48,834,986	$45,330,080	$54,224,374	$(87,070,841)	$61,318,599
Due to intercompanies	$-	$9,467,867	$4,515,896	$(13,983,763)	$-
Total Liabilities	$4,129,129	$13,901,245	$11,893,782	$(13,983,763)	$15,940,393
Total Shareholders’ Equity	$44,705,857	$31,807,947	$41,279,131	$(73,087,078)	$44,705,857
Non-controlling interest	$-	$(379,112)	$1,051,461	$-	$672,349
Total equity	$44,705,857	$31,428,835	$42,330,592	$(73,087,078)	$45,378,206
Total Liabilities and Equity	$48,834,986	$45,330,080	$54,224,374	$(87,070,841)	$61,318,599

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	As of June 30, 2020
	Shineco, Inc. (US)	Subsidiaries (PRC)	VIE and VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total
Cash and cash equivalents	$4,106	$111,140	$32,256,126	$-	$32,371,372
Due from intercompanies	$11,133,134	$-	$-	$(11,133,134)	$-
Total current assets	$11,156,739	$1,145,828	$58,350,565	$(11,133,134)	$59,519,998
Investments in subsidiaries	$55,681,481	$-	$-	$(55,681,481)	$-
Benefits through VIEs and VIE’s subsidiaries	-	63,706,130	-	(63,706,130)	-
Total non-current assets	$55,681,481	$66,102,192	$17,172,551	$(119,387,611)	$19,568,613
Total Assets	$66,838,220	$67,248,020	$75,523,116	$(130,520,745)	$79,088,611
Due to intercompanies	$-	$7,008,082	$4,125,052	$(11,133,134)	$-
Total Liabilities	$1,512,339	$11,882,781	$10,314,224	$(11,133,134)	$12,576,210
Total Shareholders’ Equity	$65,325,881	$55,681,481	$63,706,130	$(119,387,611)	$65,325,881
Non-controlling interest	$-	$(316,242)	$1,502,762	$-	$-
Total equity	$65,325,881	$55,365,239	$65,208,892	$(119,387,611)	$66,512,401
Total Liabilities and Shareholders’ Equity	$66,838,220	$67,248,020	$75,523,116	$(130,520,745)	$79,088,611

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30, 2021
	Shineco, Inc. (US)	Subsidiaries (PRC)	VIE and VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total
Net cash used in operating activities	$(4,226,352)	$(186,902)	$(9,599,416)	$(636,887)	$(14,649,557)
Net cash provided by (used in) investing activities	$(787,885)	$-	$1,262,305	$787,885	$1,262,305
Net cash provided by (used in) financing activities	$7,929,909	$106,433	$(679,470)	$(120,941)	$7,235,931

	For the Year Ended June 30, 2020
	Shineco, Inc. (US)	Subsidiaries (PRC)	VIE and VIE’s Subsidiaries (PRC)	Eliminations	Consolidated Total
Net cash used in operating activities	$(801,088)	$(1,139,358)	$(2,046,158)	$(669,403)	$(4,656,007)
Net cash provided by (used in) investing activities	$(1,052,677)	$106,454	$(1,678)	$1,052,677	$104,776
Net cash provided by financing activities	$1,854,737	$1,124,029	$-	$(353,359)	$2,625,407

Balance, June 30, 2019	$62,101,820
Loss for equity method investment	(4,320,528)	-
foreign currency translation loss	(2,099,811)	-
Balance, June 30, 2020	$55,681,481	-
Loss for equity method investment	(29,425,564)	-
Foreign currency translation income	5,552,030	-
Balance, June 30, 2021	$31,807,947	-

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over china-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, which you should carefully consider when investing in our common stock. Some of the principal risks and uncertainties include the following:

●	We depend upon the VIE Agreements in conducting our business in the PRC.
●	If the PRC government deems that the VIE Agreements in relation to the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those Chinese VIE operations, which accounted for substantial parts of our business operations.
●	Contractual arrangements entered into by our subsidiary and our PRC operating affiliate may be subject to scrutiny by the PRC tax authorities.
●	Any of the VIEs could become the subject of a bankruptcy or liquidation proceeding.
●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations.
●	There is a potential for adverse regulatory developments in China.
●	There could be a slowdown or other adverse developments in the PRC economy.
●	There could be a worsening of relations between the United States and China.
●	There could be fluctuation of the Renminbi and restrictions on currency exchange.
●	Our subsidiaries and affiliated entities in China are subject to restrictions on making dividends and other payments to us.
●	The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors and you may experience difficulties in protecting your rights through the United States courts.
●	Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process.
●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities.
●	The Chinese government controls the convertibility of Renminbi and restrictions on the transfer of cash into and out of China.
●	The beneficial owners of our shares who are PRC residents could fail to comply with certain PRC foreign exchange regulations, which could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.
●	You may face difficulties in protecting your interests and exercising your rights as a stockholder of ours since we conduct substantially all of our operations in China and most of our officers and directors reside in China.
●	There could be increases in labor costs in the PRC.
●	The approval of the China Securities Regulatory Commission (the “CSRC”) and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval or continue the listing of Shineco’s securities.

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●	The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common stock. Any actions by the Chinese government to exert more oversight and control over our offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
●	Uncertainties with respect to the PRC legal system could adversely affect us, the rules and regulations in China can change quickly with little advance notice, and such uncertainties materially and adversely affect our business and impede our ability to continue our operations in China.
●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and we conduct offerings outside China. We are currently not required to obtain approval from Chinese authorities to list and continue listing of our securities on Nasdaq, however, if the Chinese authorities exert more stringent requirements on Shineco or the VIEs regarding our offering, we may not be able to continue listing on Nasdaq, offer securities to investors, or such Chinese restrictions may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to decline significantly or become worthless.
●	Shineco is a holding company and relies for funding on dividend payments from our subsidiaries and VIEs, which are subject to restrictions under PRC laws.
●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our securities, especially if such matter cannot be addressed and resolved favorably.
●	Our herb farming business is subject to the volatility of prices for raw TCM herbs.
●	Unforeseen and severe weather can reduce cultivation activities and lead to a decrease in anticipated harvest.
●	We may not be able to secure financing needed for future operating needs on acceptable terms or at all.
●	Expansion of our business may put added pressure on our management and operational infrastructure.
●	There can be no assurance that we can sustain or increase profitability.
●	Our growth strategy includes the pursuit of acquisitions and new product development.
●	We may fail to maintain our relationships with our existing customers or fail to obtain new customers.
●	We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products.
●	We have substantial existing indebtedness.
●	Our future success depends in part on our ability to make strategic acquisitions and investments.
●	We may fail to increase our current manufacturing capacity.
●	We may lose one or more members of our management team or other key employees.
●	We face intense competition. Our competitors may develop or commercialize products before or more successfully than us.
●	We may not keep pace with rapid technological changes.
●	The ongoing anti-corruption campaign initiated by the Chinese government targeting state-owned hospitals could adversely affect our sales designated for hospitals.
●	The recent joint statement by the SEC and PCAOB proposed rule changes submitted by The Nasdaq Stock Market LLC and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (the “HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA and AHFCAA, Shineco’s common stock may be prohibited to trade on Nasdaq if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years beginning in 2022. These developments could add uncertainties to our offerings.
●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations.
●	Potential future sales under Rule 144 may depress the market price for our common stock.
●	We are not likely to pay cash dividends in the foreseeable future.

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Risks Relating to Our Corporate Structure

Our corporate structure, in particular, the Variable Interest Entities (or “VIEs”), and their Agreements (or VIE Agreements), are subject to significant risks, as set forth in the following risk factors.

Because we conduct our agent business through VIEs, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.

We uses our subsidiaries’ and the VIEs vertically and horizontally integrated production, distribution, and sales channels to provide health and well-being focused plant-based products, pursuant to a series of contractual arrangements between Shineco and VIEs, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of the VIEs are treated as our assets and liabilities and the results of operations of VIEs are treated in all aspects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Shineco and the VIEs.

If Shineco and the VIEs or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or Shineco fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking or suspending the business and operating licenses of Shineco;

●	discontinuing or restricting the operations of Shineco;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our common stock;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines to the VIEs or Shineco.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and the VIEs will losse their status as a VIE entity and we will not be entitled to treat the VIEs’ assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of VIEs from Shineco’s balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our common stock from the stock market where the common stock will be traded and a significant impairment in the market value of our common stock.

We depend upon the VIE Agreements in conducting our business in the PRC, which may not be as effective as direct ownership.

We rely on contractual arrangements with the consolidated VIEs and their shareholders, to operate our business. Our affiliations with the VIEs are managed through the VIE Agreements, which agreements may not be as effective in providing us with control over the VIEs as direct ownership. These contractual arrangements may not be as effective as direct ownership in providing us with control over the consolidated VIEs. If the consolidated VIEs or their shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the consolidated VIEs is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the consolidated VIEs, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or ownership by the record holder of the equity interest.

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All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, it would be very difficult to exert effective control over the consolidated VIEs, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

All of our business, other than that conducted through WFOE and Tenet Huatai, is conducted through the VIEs, which are considered VIEs for accounting purposes, and we are considered the primary beneficiary, thus enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE no longer meets the definition of a VIE under applicable accounting rules, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity’s financial results in our consolidated financial statements for reporting purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for accounting purposes. If such entity’s financial results were negative, this would have a corresponding negative impact on our operating results for reporting purposes.

Because we rely on a series of agreement with the VIEs to form our control over the VIEs (the “VIE Agreements”), the termination of these agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and a substantial majority of our business operations are conducted through the VIE Agreements. As a result, our revenues mainly rely on dividend payments from the VIEs after it receives payments from the VIEs pursuant to the VIE Agreements. The VIEs may terminate the VIE Agreements for any or no reason at all. Because neither we, nor our subsidiaries, own equity interests of the VIEs, the termination of the VIE Agreements would sever our ability to continue receiving payments from the VIEs under our current holding company structure. While we are currently not aware of any event or reason that may cause the VIE Agreements to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that any or all of the VIE Agreements are terminated, this would have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, may affect the value of your investment.

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Contractual arrangements entered into by our subsidiary and our PRC operating affiliate may be subject to scrutiny by the PRC tax authorities. Such scrutiny may lead to additional tax liability and fines, which would hinder our ability to achieve or maintain profitability.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions entered into by our subsidiary and our PRC operating affiliate are found not to have been conducted on an arm’s-length basis or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, Shineco’s shares may decline in value or become worthless provided that Shineco is unable to assert its contractual control rights over the assets of its PRC subsidiaries that conduct all or substantially all of the operations.

Shineco is a holding company incorporated in Delaware. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in the People’s Republic of China, or the PRC, primarily the variable interest entities (the “VIEs”). Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of the VIEs, instead we control and receive the economic benefits of the VIEs’ business operations through certain contractual arrangements. Our common stock that currently listed on the Nasdaq Capital Markets are shares of our Delaware holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. For a description of our corporate structure and contractual arrangements, see “Corporate Structure” on page 5 above and our Annual Report on Form 10-K for the year ended June 30, 2021, which is incorporated by reference herein.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, the consolidated VIEs and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may lose control of the consolidated VIEs, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

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●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us and the PRC entities to restructure the relevant ownership structure and contractual arrangements; and

●	restricting or prohibiting our use of proceeds from overseas offerings to finance the consolidated VIEs’ business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our common stock. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of the consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements, which may cause the value of our common stock to decline significantly or even become worthless.

If any of the VIE becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with the VIEs. As part of these arrangements, substantially all of our assets that are important to the operation of our business are held by the VIEs. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the VIEs undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our common stock.

Risks Associated With Doing Business in China

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC’s economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise, expropriation or nationalization of private enterprises, changes in the allocation of resources or other circumstances affecting the PRC’s political, economic and social environment.

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Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations conducted through the VIEs may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

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On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

All of our operations are conducted in the PRC. Although the PRC economy has grown significantly in recent years, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and services.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect our economic outlook both in the United States and in China. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

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The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, various factors, such as changes in China’s political and economic conditions and China’s foreign exchange controls. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar. Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our common stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our 2018 offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our common stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our stockholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by SAFE. For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures.

Our subsidiaries and affiliated entities in China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely principally on dividends paid by our subsidiary in China for our cash needs, including paying dividends and other cash distributions to our stockholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. Our wholly-owned subsidiaries, such as Tenet Jove’s and Tenet Huatai’s income in turn depends on the fees paid by the VIEs in China under the VIE Agreements. Current PRC regulations permit our subsidiary in China to pay dividends to us only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, Our wholly-owned subsidiaries in China may only distribute dividends after it has made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. In addition, if our subsidiaries or our affiliated entities in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect such entities’ ability to make dividends or make payments, in service fees or otherwise, to us, which may materially and adversely affect our business, financial condition and results of operations.

The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the PCAOB to inspect the auditing firm, our common stock may be subject to delisting.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in certain “restrictive markets,” including China. The joint statement emphasized the risks associated with lack of access from the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in the markets where the PCAOB has limited access to the local auditing firms and their work.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm that is not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national stock exchange.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020. In June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years.

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The limited PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors in China. As a result, investors may be deprived of the benefits of such PCAOB inspections and supervision. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these public accounting firms’ audit procedures or quality control procedures, which could cause existing investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and audited financial statements.

Our current auditor, Assensture PAC, is an independent registered public accounting firm with the PCAOB and is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is subject to inspection by the PCAOB on a regular basis. However, the above recent developments may have added uncertainties to our offerings, to which Nasdaq may apply additional and more stringent criteria with respect to our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to their audits.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is uncertain. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Because our principal assets are located outside of the United States and most of our directors and officers reside outside the United States, it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Most of our directors and officers reside outside the United States. In addition, our operating subsidiaries are located in the PRC and substantially all of their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights against us based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, it may be difficult to enforce such judgments in PRC courts.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited. There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM. We may also be subject to administrative fines or penalties by the MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

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PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (or SAFE) or its local counterparts;
●	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with SAFE or its local counterparts; and
●	capital contributions to our wholly-owned subsidiary must file a record with the MOFCOM or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiary’s operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the State Administration of Foreign Exchange (SAFE) promulgated a notice relating to the administration of foreign-invested company of its capital contribution in foreign currency into Renminbi (Hui Fa [2015]19) (or Circular 19). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in Renminbi converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Governmental control of the convertibility of Renminbi and restrictions on the transfer of cash into and out of China may constrain our liquidity and adversely affect our ability to use cash in our operation.

The PRC government also imposes controls on the convertibility of the Renminbi into foreign currencies. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approvals from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose any restriction on access of foreign currencies for current account transactions.

As an offshore holding company of our PRC subsidiary, the majority of our income is received in Renminbi. If the PRC government imposes restrictions on access of foreign currencies for current account transactions, we may not be able to pay dividends in foreign currencies to our stockholders.

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A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles (or SAFE Circular No. 37), effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC stockholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect stockholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was relatively new, there remains uncertainty with respect to its implementation. As of the date of this prospectus, all PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations with SAFE as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. However, we cannot assure you that these individuals or any other direct or indirect stockholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our stockholders could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiary’s ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

The economy of China has been experiencing significant growth, leading to inflation and increased labor costs. China’s overall economy and the average wage in the PRC are expected to continue to grow. Future increases in China’s inflation and material increases in the cost of labor may materially and adversely affect our profitability and results of operations.

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Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, will take effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As the Data Security Law has not yet come into effect, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the Cyberspace Administration of China published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the life sciences sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which will be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

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Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market or the Stock Exchange of Hong Kong.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves space for interpretation, future laws, administrative regulations or provisions of the State Council to include contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over the VIE through contractual arrangements will not be deemed as a foreign investment under the Foreign Investment Law in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment on a “negative list”. The Special Administrative Measures for Access to Foreign Investment (Negative List) (2020 Edition) (Order No. 32 of the National Development and Reform Commission and the Ministry of Commerce), came into effect on July 23, 2020, further shortened the “negative list” compared to the 2019 edition, increasing foreign investment openness to the services, manufacturing and agriculture industries.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over VIEs through contractual arrangements is deemed as foreign investment in the future, and any business of Shineco is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements may be deemed invalid and illegal, and we may be required to unwind such contractual arrangements and restructure our business operations, any of which may have material adverse effects on our business operations.

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Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with existing VIE contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government intervenes or influences our operations in the future, it could result in a material change in our operations and/or the value of your common stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, insurance commissions, property and other matters. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China, and result in a material change in our operations and/or the value of our common stock.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s application be removed from all the smartphone application stores in China.

Given the example of Didi Global Inc. and recent statements of by the Chinese government indicating an intent to exert more oversight and control overseas offerings and foreign investments in China-based companies, such regulatory actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value and trading prices of our common stock to significantly decline or become worthless.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities required for overseas listings. If (i) we, our subsidiaries or the VIEs inadvertently conclude that any of such permission was not required or (ii) it is determined in the future that the approval of the CSRC, CAC or any other regulatory authority is required for maintaining listing of our securities on Nasdaq, we will actively seek such permissions or approvals but may face sanctions by the CSRC, CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt offerings before settlement and delivery of our securities. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. In the event that we failed to obtain such required approvals or permissions, it would be likely that our securities would be delisted from Nasdaq or any other foreign exchange our securities are listed then.

Although we are currently not required to obtain any permission from any PRC government to continue listing our common stock on Nasdaq, it will remain uncertain when and whether we will be required to obtain any permission from the PRC government to continue listing our shares of common stock on Nasdaq, and even when we obtain such permission in accordance with the new rules and regulations, it will be unclear whether such permission will be rescinded or revoked at some point in time.

In light of recent events indicating greater oversight by the CAC over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on Nasdaq, financial condition, and results of operations.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures,” which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws.

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On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. In addition, the Office of the Central Cyberspace Affairs Commission and the Office of Cybersecurity Review under the CAC, published the Measures of Cybersecurity Review (Revised Draft for Comments) on July 10, 2021, which provides that, aside from CIIOs, data processing operators engaging in data processing activities that affect or may affect national security, must be subject to the cybersecurity review by the Cybersecurity Review Office. On December 28, 2021, a total of thirteen governmental departments of the PRC, including the PRC State Internet Information Office, issued the Measures of Cybersecurity Review, which became effective on February 15, 2022. According to the Measures of Cybersecurity Review, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Measures of Cybersecurity Review further, if effective, would require that critical information infrastructure operators and services and data processing operators that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office of PRC, if they plan to conduct securities listings on foreign exchanges. In addition to the new Measures of Cybersecurity Review, it also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us.

However, it remains uncertain as to how the Measures of Cybersecurity Review will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures of Cybersecurity Review. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. However, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we will not be subject to the cybersecurity review by the CAC or designated as a CIIO. We may experience disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in uncertainty to our continued Nasdaq listing, negative impacts on our share trading prices and diversion of our managerial and financial resources.

Risks Related To Our Business

Our herb farming business is subject to the volatility of prices for raw TCM herbs.

We currently planted gingko trees in our leased farm land. However, in the future, we may continue to cultivate and sell certain herbs in bulk to third-party vendors, based on local market prices primarily determined by TCM manufacturers and trading companies. Such market prices have increased significantly in recent years in response to changes in the supply of and demand for raw herbs, market uncertainty and a variety of additional factors that are beyond our control, including inflation, changes in weather, disease outbreaks, domestic government regulation, market speculation and overall economic conditions. There can be no assurance that market prices, which historically have fluctuated widely, will continue to increase or remain stable, and any future declines in prices may negatively impact the viability of our herb farming business.

Unforeseen and severe weather can reduce cultivation activities and lead to a decrease in anticipated harvest.

Seasonal climate change and weather variations such as levels of rainfall and temperature may, among other things, affect the quality, overall supply and availability of raw herbs. Sustained adverse weather conditions in Xinjiang Province and Shandong Province in general where our herbs are planted, such as rain, extreme cold or snow, could disrupt or curtail cultivation activities. This in turn could reduce our anticipated harvest yields, delay the timing of our anticipated harvest and distribution, and negatively affect the quality of our harvest. In addition, natural disasters such as fires, earthquakes, snowstorms, floods or droughts, or natural conditions such as crop disease, pests or soil erosion, may also negatively impact our cultivation and harvest.

In addition, the actual climatic conditions of the areas where we cultivate our plants may not conform to historical patterns and may be affected by variations in weather patterns, including any potential impact of climate change. The effects of climate change may produce more unpredictable weather events that may adversely affect our ability to cultivate and harvest successfully. The occurrence of any of these may materially harm our herb farming business.

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We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our production facilities, research and development initiatives and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services. Our planned growth includes the increase of our line of products and expansion of sales in our existing markets as well as new markets over the next few years. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

●	the continued acceptance of our products and services by the pharmaceutical markets;

●	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

●	the costs associated with such growth, which are difficult to quantify, but could be significant;

●	rapid technological change; and

●	the highly competitive nature of the pharmaceutical industries.

If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services. Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, which could adversely affect our relationship with our customers and reduce our revenues.

There can be no assurance that we can sustain or increase profitability.

There can be no assurance that we can attain or increase profitability. Unanticipated problems, expenses, and delays are frequently encountered in developing and marketing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. We may not achieve our business growth objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations. In addition, we expect to incur additional general and administrative expenses as a public company in the United States which could also have a negative impact on our future profitability.

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Our growth strategy includes the pursuit of acquisitions and new product development which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Our business strategy includes growth through strategic acquisitions of one or more complimentary businesses and the development of new products and technologies. Growth through acquisitions and/or new product development will involve significant expenditures of capital and other resources and involve significant risks. Developing new pharmaceutical products will result in research and development costs that may achieve no tangible results and will adversely affect our future profitability. In addition, any acquisition or combination that we consummate will likely involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, future acquisitions or combinations by the company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects. Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We maintain purchase orders for the sales of our products to our customers. Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We generally rely on a limited number of suppliers for most of the primary materials used in our products. Our suppliers may not be able to supply the necessary materials without interruption and we may not have adequate remedies for such failure, which could result in a shortage of our products. If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier. In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner. The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense. Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products. Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

We are subject to a number of risks associated with our indebtedness, including:

●	we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

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●	it may be more difficult and expensive to obtain additional funds through financings, if available at all;

●	we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

●	if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

Our future success depends in part on our ability to make strategic acquisitions and investments. Our failure to consummate or handle the risks associated with these acquisitions and investments could have a material adverse effect on our market penetration and revenues growth.

As part of our plan to expand our manufacturing capacity and product offerings, we intend to make strategic acquisitions in the highly-fragmented traditional Chinese medicine sector. Strategic acquisitions could subject us to uncertainties and risks, including:

●	high acquisition and financing costs;

●	potential ongoing financial obligations and unforeseen or hidden liabilities;

●	failure to achieve the intended objectives, benefits or revenue-enhancing opportunities;

●	cost of and difficulties in integrating acquired businesses and managing a larger business; and

●	diversion of our resources and management attention.

The failure to increase our current manufacturing capacity could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We currently manufacture our products at traditional manufacturing facilities to accommodate our production lines. Manufacturing products in only one region in Shandong presents risks because a disaster, such as a fire or hurricane, may interrupt our manufacturing capability. In such an event, we will have to resort to alternative sources of manufacturing that could increase our costs as well as result in significant delays. Any increase in costs, slowdowns or shutdowns could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Due to the impact of COVID-19, our current utilization of the manufacturing facilities has not reached full capacity which may restrict our ability to attract large customers who require certainty in the production process. We intend to expand our manufacturing operations by adding production lines, but there is no assurance that we will have the financial resources required for this planned expansion or that any such expansion will be successful or completed in a timely fashion or within budget. We may encounter difficulties and significant unexpected costs and delays in scaling up our manufacturing operations. The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income. In the event the demand for our products rapidly increases or spikes in a certain period, we may not have the manufacturing ability to fulfill demand, either in our own facilities or through agreements with third parties. This lack of manufacturing capacity could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The loss of one or more members of our management team or other key employees could affect our ability to successfully grow our business.

Our success and future growth depends to a significant degree on the skills and continued services of our management team and other key employees. We do not currently have an employment agreement with any of our executive officers, nor do we currently maintain key person life insurance. If one or more members of our management or other key employees were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects. In addition, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

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If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Risks Relating to Investment in Our Common Stock

An active and visible trading market for our common stock may not develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for our common stock may be limited; and

●	A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The trading price of our common stock is subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

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The market price for our common stock may be volatile.

The market price for our common stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese and global cybersecurity product markets;

●	our capability to match and compete with technology innovations in the industry;

●	changes in the economic performance or market valuations of other companies in the same industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar;

●	natural disasters, fires, explosions, acts of terrorism or war, or disease or other adverse health developments, including those related to the COVID-19 pandemic; and

●	general economic or political conditions in or impacting China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock may in the future be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may in the future be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the NASDAQ Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from the VIEs. The VIEs may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, as amended, by our amended and restated bylaws, and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 105,000,000 shares of common stock, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

We, directly or through agents, dealers, or underwriters designated from time to time, may offer, issue, and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

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●	secured or unsecured debt securities consisting of notes, debentures, or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities, or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock, or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock, the common stock, and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of June 1, 2022, there were 10,842,585 shares of our common stock issued and outstanding, held of record by approximately 163 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Subject to preferential rights with respect to any future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights. The common stock has no cumulative voting rights, including with respect to the election of directors.

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Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

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●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

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Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt, or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of Indenture and the form of each Indenture agreement, if any, relating to Indentures offered under this prospectus.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the securities of a series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency, or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a board resolution, a supplemental Indenture hereto, or an officers’ certificate as defined in the form of indenture.

We covenant in the form of indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

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The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or our subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated, or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

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●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices, or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange, or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities, if any;

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●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay, or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay, or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of, or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem stock, or sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock, or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge, and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies, or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

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●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index, or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices, or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock, or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount, and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

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Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

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Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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The provisions described in this section, as well as those described under the description of “Common Stock,” “Preferred Stock,” and “Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees, or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203 of the DGCL) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

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A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter, or prevent a merger, change of control, or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, Fl. 33764, and its telephone number is (303) 662-1112.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SISI.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

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●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Representatives or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Representatives may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Representatives may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

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We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization, and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sichenzia Ross Ference LLP. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Centurion ZD CPA & Co. (“CZD”), an independent registered public accounting firm, audited our financial statements for the fiscal years ended June 30, 2021 and 2020 included in our Annual Report on Form 10-K for the year ended June 30, 2021, as set forth in their report included therein, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on CZD’s report, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2021.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: http://www.tianyiluobuma.com/index.php/English/Touzi/index/id/34.html.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	our Annual Report for the year ended June 30, 2021 on Form 10-K and 10-K/A filed on September 30, 2021 and February 10, 2022, respectively;

(b)	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2021, December 31, 2021 and March 31, 2022;

(c)	our Current Reports on Form 8-K filed on July 12, 2021, July 15, 2021, July 16, 2021, July 21, 2021, August 16, 2021, August 23, 2021, September 9, 2021, November 4, 2021, December 6, 2021, January 19, 2022, February 3, 2022, March 28, 2022 and April 14, 2022; and

(d)	the description of the common stock, $0.001 par value per share, contained in our registration statement on Form 8-A filed with the Commission on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

SHINECO, INC.

Room 3310, North Tower,

Zhengda Center, Chaoyang District,

Beijing, People’s Republic of China

Attn: Mr. Mike Zhao

(+86) 10-59246103

50

SHINECO, INC.

14,985,000 Shares of Common Stock

Prospectus Supplement

September 9, 2024